                         AMENDED AND RESTATED AGREEMENT
                                       OF
                              LIMITED PARTNERSHIP
                                       OF
                       COVE POINT LNG LIMITED PARTNERSHIP

==============================================================================


  THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of COVE POINT LNG LIMITED PARTNERSHIP (this "LP Agreement") is made as of the 27th day of January, 1994, by and among CLNG CORPORATION, a Delaware corporation ("CLNG Corp."), and COVE POINT ENERGY COMPANY, INC., a Delaware corporation ("COPE"), as the General Partners, and COLUMBIA LNG CORPORATION, a Delaware corporation ("CLG"), and PEPCO ENERGY COMPANY, INC., a Delaware corporation ("PENCO"), as the Limited Partners, together with any other Persons who become general or limited partners of the Partnership in accordance with the provisions hereof and whose names are set forth as General Partners or Limited Partners on Appendix B to this LP Agreement (collectively, the "Partners").

                              W I T N E S S E T H:

  WHEREAS, CLG and COPE have heretofore formed the Partnership, under the name "Cove Point LNG Company, L.P.," by filing a Certificate of Limited Partnership with the office of the Secretary of State of the State of Delaware on October 28, 1993, and entered into an Agreement of Limited Partnership of the Partnership, dated as of October 28, 1993 (the "Original Partnership Agreement"), with CLG as the general partner, and COPE as the Initial Limited Partner; and

  WHEREAS, upon the terms and conditions set forth in this LP Agreement, CLG will withdraw as general partner of the Partnership, and will be admitted to the Partnership as a Limited Partner, and CLNG Corp. will be admitted to the Partnership as a General Partner; and

  WHEREAS, upon the terms and conditions set forth in this LP Agreement, COPE will withdraw as the Initial Limited Partner, and will be admitted to the Partnership as a General Partner, and PENCO will be admitted to the Partnership as a Limited Partner; and

  WHEREAS, the Partners desire to change the registered agent of the Partnership and change the name of the Partnership to "Cove Point LNG Limited Partnership" and continue the Partnership under such new name as a limited partnership under the Act and this LP Agreement; and





LP Agreement

  WHEREAS, the Partners desire to provide for the governance of the Partnership and to set forth in detail their respective rights and duties relating to the Partnership and to amend and restate the Original Partnership Agreement in its entirety.

  NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners, intending to be legally bound, hereby amend and restate the Original Partnership Agreement in its entirety and hereby agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS

  SECTION 1.01. Definitions. For purposes of this LP Agreement, capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Appendix A to this LP Agreement, which is incorporated herein by reference and made a part hereof (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such agreement, instrument or other document is in effect.
  Section 1.02. References. Unless otherwise indicated, references in this LP Agreement to articles, sections, sub-sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this LP Agreement. The use of the words "hereof," "herein," "hereunder," "herewith" and words of similar import shall refer to this LP Agreement as a whole (as the same may be amended or restated from time to time) and not to any particular subdivision thereof. Any reference to the date hereof shall be to the date as of which this LP Agreement was made, as first above written.

                                   ARTICLE II
                           CONTINUATION AND PURPOSES

  Section 2.01. Continuation. The Partners hereby continue the Partnership as a limited partnership under and pursuant to the provisions of the Act and agree that the rights, duties and liabilities of the Partners shall be as provided in the Act, except as otherwise provided herein. The General Partners shall execute and file a certificate of amendment in accordance with Section 17-202 of the Act to reflect the change in registered agent, the change in name of the Partnership, the withdrawal of CLG as a general partner of the Partnership, and the admission of CLNG Corp. and COPE to the Partnership as General Partners.
  Section 2.02. Name. The name of the Partnership heretofore formed and continued hereby is "Cove Point LNG Limited Partnership," unless and until the name of the Partnership is further changed by the General Partners, in their sole discretion,






                                      2
LP Agreement
and an appropriate amendment to the Certificate of Limited Partnership is filed as required by the Act. The Partnership's business may be conducted under the name of the Partnership or any other name or names deemed advisable by the General Partners, including the name of any General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.
  Section 2.03. Principal Place of Business. The principal place of business of the Partnership shall be located at 2100 Cove Point Road, Lusby, Calvert County, Maryland 20657. The General Partners may hereafter change the principal place of business of the Partnership to such other place or places as the General Partners may determine from time to time in their sole discretion. The General Partners shall give Notice of any such change to the Limited Partners. The Partnership may maintain such other offices at such other places as the General Partners deem advisable from time to time.
  Section 2.04. Registered Office. The address of the registered office of the Partnership in the State of Delaware is 20 Montchanin Road, Wilmington, New Castle County, Delaware 19807.
  Section 2.05. Registered Agent. The Partnership's registered agent for service of process on the Partnership in the State of Delaware is CLNG Corporation, 20 Montchanin Road, Wilmington, New Castle County, Delaware 19807.
  Section 2.06. Purposes. The purpose and business of the Partnership shall be any business which lawfully may be conducted by a limited partnership formed pursuant to the Act, including primarily, but without limitation, to own, maintain, operate, improve and dispose of the Facility, to pursue, finance, develop, construct, own, operate, and dispose of the Initial Project and to do the same with respect to any additional Project undertaken by the Partnership in accordance with the provisions of Section 17.03 of this LP Agreement, and to conduct any other lawful business (together with such incidental and other activities related to or arising from the foregoing) as the General Partners, from time to time, deem necessary or appropriate to promote and maintain the assets and businesses of the Partnership, subject to Applicable Law.
  Section 2.07. Powers.
  (a) General Powers. The Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Partnership, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Partnership by the General Partners pursuant to Article VIII. The Partnership, and the General Partners on behalf of the Partnership, may file and prosecute applications with the FERC and other Governmental Authorities for the furtherance and accomplishment of the purposes and businesses of the Partnership, and may enter into and perform




                                      3
LP Agreement
the Operating Agreement, the Loan Documents, the Asset Contribution Agreement, and any documents expressly required therein to be executed by or on behalf of the Partnership (collectively, the "Transaction Documents"), without any further act, vote or approval of any Partner notwithstanding any other provision of this LP Agreement, the Act or other Applicable Law, rule or regulation, in form and substance acceptable to the General Partners. The General Partners are hereby authorized to enter into and cause the Partnership to perform the Transaction Documents on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partners to enter into and cause the Partnership to perform other agreements on behalf of the Partnership.
  (b) Specific Powers. Without limiting the generality of Sections 2.06 and 2.07(a), the Partnership shall have the power, subject to the terms and conditions of this LP Agreement:
  (i) to conduct its business, carry on its operations and have and exercise its powers in any state, territory, district or possession of the United States, or in any foreign country, that may be necessary, convenient or incidental to the accomplishment of the purposes and businesses of the Partnership, and in connection therewith, to be qualified, formed or registered under foreign qualification, registration or assumed or fictitious name statutes or similar laws in any jurisdiction in which the Partnership transacts, or proposes to transact, any business;
  (ii) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;
  (iii) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Partner, any Affiliate thereof, or any agent of the Partnership necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes and businesses of the Partnership;
  (iv) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, trusts, limited liability companies, individuals, or direct or indirect obligations of the United States of America or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;
  (v) to lend money for its proper purpose, to invest and reinvest its funds, to take and hold real and personal property for the payment of funds so loaned or invested;




                                      4
LP Agreement

  (vi) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in the name of the Partnership;
  (vii) to elect, designate or otherwise appoint employees, officers and agents of the Partnership, and define their duties and fix their compensation;
  (viii) to indemnify any Person in accordance with the Act;
  (ix) to cease its activities and cancel its Certificate of Limited
  Partnership;
  (x) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Partnership;
  (xi) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Partnership;
  (xii) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Partnership or to hold such proceeds against the payment of contingent liabilities; and
  (xiii) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purposes and businesses of the Partnership.
  Section 2.08. Term. The term of the Partnership (the "Term") commenced on October 28, 1993, which was the date the Certificate of Limited
Partnership was filed in the office of the Secretary of State (the "Formation Date") and shall continue until the 1st day of January, 2043, unless dissolved before such date in accordance with the provisions of this LP Agreement or extended beyond January 1, 2043, pursuant to a Majority Vote and the Consent of all General Partners.

                                  ARTICLE III
                        NAMES AND ADDRESSES OF PARTNERS

  Section 3.01. Withdrawal of Original Partners; Admission of New Partners. Upon the execution and delivery of this LP Agreement, (i) CLNG Corp. and COPE, as general partners of the Partnership, and CLG and PENCO, as limited partners of the Partnership, shall be admitted to the Partnership, and (ii) CLG, as general partner of the Partnership under the Original Partnership Agreement, and COPE, as the Initial Limited Partner, shall withdraw from the Partnership.
  Section 3.02. General Partners. The names and mailing addresses of the General Partners are set forth on Appendix B to this LP Agreement, which is incorporated herein by reference and made a part hereof.
  Section 3.03. Limited Partners. The names and addresses of the Limited Partners are set forth on Appendix B to this LP Agreement, which is incorporated herein by reference and made a part hereof.




                                      5
LP Agreement

  Section 3.04. Time of Admission of Partners. After the date hereof, a Person shall be deemed admitted as a Limited Partner or General Partner, as the case may be, at the time such Person (i) executes this LP Agreement or a counterpart of this LP Agreement and (ii) is named as a Limited Partner or General Partner, as the case may be, on Appendix B hereto. Any reference in this LP Agreement to Appendix B shall be deemed to be a reference to Appendix B as amended and in effect from time to time to reflect admissions and withdrawals of Partners duly undertaken in accordance herewith.

                                   ARTICLE IV
                   PARTNERSHIP FINANCING AND CAPITAL ACCOUNTS

  Section 4.01. Partners' Initial Capital Contributions. As of the date hereof, CLG and COPE have contributed in cash to the capital of the Partnership the amount set forth opposite their name on Appendix B hereto. Such amount constitutes the agreed value of such contribution made by such Partners.
  Section 4.02. Partnership Interests. In consideration of the Partners' respective commitments to make Capital Contributions pursuant to this Article IV, each Partner shall, as of the date hereof, have the Partnership Interest set forth opposite such Partner's name on Appendix B hereto.
  Section 4.03. Initial Project Finance. Subject to satisfaction or waiver of the applicable conditions precedent set forth in Article XVIII of this LP
Agreement:
  (a) Development Costs. On and as of the Construction Capital Closing Date, the Columbia Partners' shall be deemed to have contributed to the Partnership, and their Capital Accounts shall be ratably adjusted to reflect, all expenditures made or incurred by them, or on behalf of them by any of their Affiliates, prior to the Formation Date, up to $1 million in connection with the planning, engineering, designing, financing, marketing of services, and obtaining of FERC and other regulatory approvals for the Initial Project, including without limitation, expenditures related to planning and development of a proposed business plan for the Initial Project, as verified by COPE (the "Qualified Development Expenditures"). The Columbia Partners shall neither have any right of reimbursement with respect to such Qualified Development Expenditures, nor shall such Qualified Development Expenditures be either (i) included in the Columbia Partners' Cash Investment or (ii) considered for purposes of Section 6.01(b).
  (b) CLG's Pre-Closing Initial Project Costs. After the Formation Date, costs incurred by the Columbia Partners related to the development of the Initial Project in accordance with the Approved Budget shall be treated as advances to the Partnership. On the Construction Capital Closing Date, the Columbia Partners shall be reimbursed by the Partnership without interest, in cash, or cash equivalents acceptable to the Columbia Partners, for all such costs incurred by them between the Formation Date and the Construction Capital Closing as verified by COPE, subject to a




                                      6
LP Agreement
maximum of $1 million. To the extent that the Columbia Partners incur additional costs related to the Initial Project above such $1 million amount between the Formation Date and the Construction Capital Closing, then such additional expenditures incurred in accordance with the Approved Budget for the Initial Project and verified by COPE shall continue to be advances to the Partnership by the Columbia Partners which shall be repaid without interest at the Construction Capital Closing by crediting the amount of such additional expenditures as a portion of the Columbia Partners' Cash Investment pursuant to
Section 4.03(e).
  (c) PEPCO Partners' Equity Capital. On the Construction Capital Closing Date, the PEPCO Partners will contribute as a Capital Contribution to the Partnership, in cash or cash equivalents acceptable to the General Partners, $10 million, which amount shall be contributed by the PEPCO Partners in proportion to their respective Partnership Interests and the PEPCO Partners' respective Capital Accounts will be adjusted to reflect such Capital Contribution. The Partnership shall use such funds for the recommissioning of the Facility and the implementation of the Initial Project, including, without limitation, for construction of the Liquefaction Unit and related equipment, for reimbursing CLG for its costs in accordance with the first sentence of
Section 4.03(b), for the Partnership's Property Taxes and O&M Expenses, and to provide reasonable reserves for working capital requirements through the first three (3) months after the In-Service Date, all in accordance with the Approved Budgets and the Project Construction Plan for the Initial Project. After the proceeds of the PEPCO Partners' $10 million Capital Contribution (plus any investment or reinvestment income earned thereon) have been depleted, the Partnership shall make use of the Loan as needed to continue financing the Initial Project.
  (d) The Loan. On and after the Construction Capital Closing Date, PENCO will provide construction and term loans to the Partnership up to an aggregate principal amount of $15 million (the "Loan") on a secured basis pursuant to, and subject to the conditions precedent set forth in, the Loan Documents which shall be satisfactory in form and substance to PENCO and the General Partners.
  (e) Columbia Partners' Equity Capital. If, and only after, the Loan proceeds have been fully utilized as provided in the Loan Documents, any additional amounts are necessary to fund the recommissioning, construction, Property Taxes, O&M Expenses and working capital requirements through the In-Service Date of the Initial Project, such additional amounts will be contributed in cash, or cash equivalents acceptable to the General Partners, by the Columbia Partners in proportion to their respective Partnership Interests, and the Columbia's Partners' respective Capital Accounts will be adjusted to reflect such Capital Contribution; provided, however, that such contributions shall be required to be made only as and when required by the Partnership to fund such recommissioning, construction, working capital, Property Taxes and O&M Expenses in accordance with Approved Budgets; and provided,






                                      7
LP Agreement
further, that the maximum obligation of the Columbia Partners to make such Capital Contributions under this Section 4.03(e) shall be $7 million, less: any amounts credited to the Columbia Partners' Cash Investment in accordance with the last sentence of Section 4.03(b). The Columbia Partners shall, on or prior to the Construction Capital Closing, provide the Columbia Keepwell Letter to the Partnership.
  (f) Cash Investment. For each Partner, the total of all Capital Contributions made in the form of cash (or cash equivalents acceptable to the General Partners) pursuant to Sections 4.03(c) or 4.03(e), as applicable, will constitute such Partners' "Cash Investment" for purposes of making distributions of Net Cash Flows pursuant to Article VI of this LP Agreement.
  (g) CLG's Contribution of the Facility. On the Construction Capital Closing Date, CLG shall contribute the Facility and related assets to the Partnership, and the Partnership shall assume certain obligations related to such assets, all in accordance with the Asset Contribution Agreement. The Columbia Partners' Capital Accounts shall be adjusted to reflect the contribution of the Facility at its Gross Asset Value as of the Construction Capital Closing Date, as determined in accordance with Section 10.15(i) of this LP Agreement.
  Section 4.04. Additional Capital Contributions. After the In-Service Date of the Initial Project, if the General Partners determine that the Partnership requires additional Capital Contributions from the Partners for any purpose, including the funding of any Additional Project in accordance with Section
17.03 of this LP Agreement, then the General Partners may cause Cash Calls for such amounts to be given promptly to all Partners specifying the aggregate Capital Contributions required and the amount of each Partner's ratable share thereof. Upon the date specified in any such Cash Call, which date shall not be less than fifteen (15) days after the date such Cash Call is given, each Partner shall contribute to the Partnership, in cash, its pro rata share, based on its Partnership Interest set forth on Appendix B hereto, of the total amount of additional capital required by the Partnership, provided, however, that no Partner shall be required to make any additional Capital Contribution to the Partnership other than such Capital Contributions as shall have been Consented to by such Partner in advance of any such Cash Call, and provided, further, that no Capital Contributions may be made by any Partner without the prior approval of the General Partners.
  Section 4.05. Capital Accounts.
  (a) Maintenance of Capital Accounts. For each Partner, a separate capital account (a "Capital Account") shall be established on the books and records of the Partnership and maintained in accordance with Section 4.05(b) of this LP Agreement. In addition, to the extent necessary or appropriate under GAAP and/or the accounting rules and regulations, if any, at the time prescribed by the FERC or any other regulatory body or bodies with jurisdiction over the Partnership or its assets, the Partnership shall maintain separate books and records reflecting the Partners' capital in




                                      8
LP Agreement
accordance with such other accounting principles, provided, that, all references in this LP Agreement to a Partner's Capital Account shall be to such Partner's "Capital Account" as defined in the immediately preceding sentence. The initial Capital Account established for any Transferee shall be in the same amount as, and shall replace, the Capital Account of the Partner whom such Transferee succeeds, and, for purposes of this LP Agreement, such Transferee shall be deemed to have acquired the Partnership Interest of the Partner whom such Transferee succeeds. To the extent a Transferee acquires less than the entire Partnership Interest of the Partner it succeeds, the original Capital Account of such Transferee and its Partnership Interest shall be in proportion to the interest it acquires, and the Capital Account of any Transferor Partner who retains a partial interest in the Partnership, and the amount of its Partnership Interest, shall be reduced in proportion to the interest it retains.
  (b) Adjustments to Capital Accounts. The Capital Account of each Partner shall be maintained and adjusted in accordance with the following provisions:
  (i) to such Partner's Capital Account there shall be credited such Partner's cash Capital Contributions and the Gross Asset Value of any non- cash Capital Contributions, such Partner's allocable share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section
  5.04 or Section 5.05 hereof, and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership assets distributed to such Partners;
  (ii) to such Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership assets distributed to such Partner pursuant to any provision of this LP Agreement, such allocable distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 5.04 or Section 5.05 hereof, and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership; and
  (iii) in determining the amount of any liability for purposes of this Section 4.05(b), and for purposes of determining the amount of any Capital Contribution there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.
  (c) The foregoing provisions and the other provisions of this LP Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partners shall determine that it is necessary or appropriate to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed




                                      9
LP Agreement
property or which are assumed by the Partnership or any Partner), are computed in order to comply with such Regulations, the General Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 10.18 hereof upon the dissolution of the Partnership. The General Partners also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any modifications that are necessary or appropriate in the event unanticipated events might otherwise cause this LP Agreement not to comply with Treasury Regulations Section 1.704- 1(b).
  Section 4.06. Status of Capital Contributions.
  (a) Return of Capital Contributions. No Partner shall be entitled to demand or receive the return of any Capital Contribution, or to receive any funds or property of the Partnership, except as otherwise expressly provided in this LP Agreement, and no Partner shall be entitled to interest on any Capital Contribution or the balance of its Capital Account.
  (b) No Partner Compensation. No Partner shall receive any interest, salary, or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Partnership or otherwise in its capacity as a Partner. The foregoing shall not prohibit compensation to any Partner or Affiliate of a Partner for services rendered to the Partnership (i) as contemplated by the Operating Agreement, or (ii) to the extent approved in writing by the General Partners.
  (c) Limited Liability. Except as otherwise specifically provided in the Act or in this LP Agreement, no Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise specifically provided in the Act or in this LP Agreement, a Limited Partner shall be liable only to make Capital Contributions as provided in
Article IV of this LP Agreement and, except as contemplated by Section 4.03(d), shall not be required to lend any funds to the Partnership and, after such Capital Contributions have been paid in accordance with this LP Agreement, shall not be required to make any additional Capital Contributions to the Partnership. No General Partner shall have any personal liability for the repayment of any loan, advance or Capital Contribution of any Limited Partner.
  (d) Defaulting Partners. Upon the failure of any Partner (a "Defaulting Partner") to pay in full, or make provisions for payment reasonably acceptable to the other Partners (the "Non-Defaulting Partners"), within ten (10) days after Notice of default is received by such Partner (such tenth (10th) day after delivery of such notice being the "Default Date"), any Capital Contribution specified in any Cash Call or otherwise required to be made pursuant to this LP Agreement (a "Defaulted Capital Contribution"):




                                      10
LP Agreement

  (i) such Defaulting Partner shall not be entitled to exercise any voting or other consensual rights with respect to its Partnership Interest until such Defaulted Capital Contribution is cured, except as otherwise required by the Act or Section 13.02(b)(ii);
  (ii) the Non-Defaulting Partners shall have the right, but not the obligation, to make advances to the Partnership pursuant to Section 4.07 in an aggregate amount equal to the amount of such Defaulted Capital Contribution (a "Defaulted Contribution Advance") which shall be repaid (together with interest thereon at a rate per annum equal to the lesser of the then applicable Prime Rate or the maximum rate permitted by Applicable
  Law) prior to any distributions to Partners;
  (iii) the Defaulting Partner's distributions of Net Cash Flow and allocations to its Capital Account shall be suspended from the Default Date until such Defaulted Capital Contribution is cured in accordance with this Section 4.06(d) whereupon, subject to Section 13.04(a), any suspended distributions shall be restored to the curing Partner;
  (iv) if such Defaulted Capital Contribution is not cured on or before the first anniversary of the Default Date, and the Defaulting Partner fails to cure (or provide for a cure reasonably acceptable to the Non-Defaulting Partners) within ten (10) days after a Notice of forfeiture is received by such Defaulting Partner (such tenth (10th) day after delivery of such Notice being the "Forfeiture Date"), the Defaulting Partner shall thereupon forfeit its Partnership Interest, and such Defaulting Partner shall have no rights or interest in the Partnership and shall cease to be a Partner;
  (v) if such Defaulted Capital Contribution is not cured in accordance with this Section 4.06(d), all amounts which would have been distributed to such Defaulting Partner from the Default Date to the Forfeiture Date shall be treated for all purposes of this LP Agreement as if distributed to such Defaulting Partner during such period and, subject to Section 13.04(a), such amounts shall be distributed to the remaining Partners in accordance with
  Section 6.01 and such Defaulting Partner's Capital Account shall be reallocated under Section 4.05(c) in accordance with the Partnership Interests of the remaining partners; and
  (vi) after the Forfeiture Date, the remaining General Partner(s) shall be entitled to cause the Partnership to commence any judicial or other proceeding with respect to damages resulting from a Defaulted Capital Contribution.
The provisions of this Section 4.06(d) shall constitute the Non-Defaulting Partners' exclusive remedy with respect to such Defaulted Capital Contribution.
  Section 4.07. Advances. If any Partner shall advance any funds to the Partnership in excess of its Capital Contribution, the amount of such advance shall neither increase its Partnership Interest nor entitle it to any increase in its share of the distributions of the Partnership. The amount of any such advance




                                      11
LP Agreement
shall be a debt obligation of the Partnership to such Partner and, except as otherwise provided in (x) Section 4.06(d)(ii) with respect to advances relating to Defaulted Capital Contributions or (y) Section 4.08 with respect to advances relating to the Loan, shall be repaid to it by the Partnership with such interest and upon such other terms and conditions as shall be agreed to in writing by such Partner and the Partnership. All Partner advances provided for in this LP Agreement shall be payable and collectible only out of the Partnership assets, and no Partner shall be personally obligated to repay any part thereof. No Person who makes any nonrecourse loan to the Partnership shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital, business or property of the Partnership, other than as a secured creditor. Except as provided in Section 4.06(d)(ii) and Section 4.08, no Partner shall make any advances or loans to the Partnership without the prior approval of the General Partners.
  Section 4.08. Advances Related to the Loan. (a) Unless prohibited by Section 6.02(a) of the Construction and Term Loan Agreement, before or after the occurrence of any actual or threatened "Event of Default" as such term is used in the Loan Documents, any Partner shall have the right, but not the obligation, to advance funds to the Partnership as may be necessary under the circumstances to avert or cure such Event of Default, as the case may be, or to satisfy all or part of the Partnership's obligations under the Loan Documents then due and owing (including, if such Event of Default gives rise to the acceleration of the Loan, for payment of the outstanding principal amount of the Loan, together with all accrued interest thereon and other costs then due and owing in connection therewith). The right of each Partner to make advances pursuant to this Section 4.08 shall be ratable in accordance with its Partnership Interest, provided, however, that in the event any Partner elects not to advance its ratable share of such funds, the remaining Partners shall have the right, but not the obligation, to advance additional funds to cover any shortfall, which additional fund advances shall be made pro rata among the advancing Partners determined on the basis of their Partnership Interests, without giving effect to the Partnership Interest(s) of the non-advancing Partner(s).
  (b) Upon the receipt by the Partnership of any Notice from the Lender as to any Event of Default (or any notice of acceleration of the Loan), or in the event that any Partner with knowledge of the occurrence or potential occurrence of any Event of Default with respect to the Partnership's payment obligations, gives Notice to one or more of the other Partners thereof, the Partners shall have ten (10) days (or such shorter period as may be required under the circumstances) to elect whether or not to make an advance contemplated by this
Section 4.08. Any Partner's failure to make an election to advance during such ten (10) day period shall be deemed such Partner's election not to exercise its right to make an advance pursuant to this Section 4.08. Any Partner may condition its election on the receipt of necessary regulatory approvals by it




                                      12
LP Agreement
and its Affiliates.  Any Partner electing to make an advance pursuant to this
Section 4.08 shall promptly notify the Lender of its intent to do so.
  (c) Advances made pursuant to this Section 4.08 shall accrue interest at the lesser of Two Hundred (200) basis points over the Prime Rate or the maximum rate permitted by Applicable Law. To the extent any advances made in accordance with this Section 4.08 are made in partial payment of the Loan, the Partnership's obligation to repay such advances shall be subordinate to the Partnership's obligation to repay the Loan and, if requested by the Lender, the advancing Partners shall execute subordination agreements reasonably satisfactory to the Lender upon the making of any such advance. The Partnership shall repay any advances in accordance with this Section 4.08 in such manner as shall be agreed to in writing by the General Partners, provided, however, that in the event the General Partners are unable to agree on the repayment terms of such advances:
  (i) The interest thereon shall be due and payable in arrears on the first day of each calendar quarter after the date of the advance (the "Advance Payment Date"); and
  (ii) the principal amount thereof shall be repaid in equal quarterly installments with the first installment due on the initial Advance Payment Date and the last installment due on the Advance Payment Date nearest in time to the stated maturity of the Loan;
provided, further, that all interest and principal due on such advance shall automatically become due and payable in full upon the happening of any event causing the dissolution of the Partnership pursuant to Section 13.02 hereof.

                                   ARTICLE V
                                  ALLOCATIONS

  Section 5.01. Annual Allocable Shares.
  (a) For any Fiscal Year with respect to which cash is distributed to the Partners pursuant to Section 6.01 of this LP Agreement, each Partner's "Annual Allocable Share" shall be a fraction equal to (x) the amount of cash distributed to such Partner, divided by (y) the total amount of cash distributed to all of the Partners for such Fiscal Year.
  (b) In all other Fiscal Years, each Partner's Annual Allocable Share shall be determined in the same manner as provided in Section 5.01(a) using the fiction that $1.00 of cash had been distributed to all of the Partners with respect to such Fiscal Year in the proportions specified in Section 6.01(a) hereof.
  Section 5.02. Profits. (a) After giving effect to the special allocations set forth in Sections 5.04 and 5.05 hereof, Profits for any Fiscal Year shall be allocated among the Partners in proportion to their Annual Allocable Shares.
  (b) Notwithstanding Sections 5.02(a) and 5.03 hereof, Profits or Losses, if any, attributable to a distribution (or to an event which produces a distribution) under Section 6.02(c) hereof shall




                                      13
LP Agreement
be allocated among the Partners in accordance with each Partner's Partnership Interest.
  Section 5.03. Losses.
  (a) After giving effect to the special allocations set forth in Sections 5.04 and 5.05 hereof, Losses for any Fiscal Year shall be allocated among the Partners in proportion to their Annual Allocable Shares.
  (b) The Losses allocated pursuant to Section 5.03(a) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 5.03(a) hereof, the limitation set forth in this Section 5.03(b) shall be applied on a Partner by Partner basis so as to allocate the maximum permissible Losses to each Partner under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. All Losses, if any, in excess of the limitations set forth in this Section 5.03(b) shall be allocated to the General Partners in proportion to their Partnership Interests.
  Section 5.04. Special Allocations. The following special allocations shall be made in the following order:
  (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations
Section 1.704-2(g). Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This Section 5.04(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.
  (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article V, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with




                                      14
LP Agreement

Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 5.04(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.
  (c) Qualified Income Offset. In the event any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations, items of Partnership income and gain shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Limited Partner as quickly as possible, provided that an allocation pursuant to this
Section 5.04(c) shall be made only if and to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 5.04(c) have been tentatively made as if this Section 5.04(c) were not in this LP Agreement.
  (d) Gross Income Allocation. In the event any Partner has a deficit in its Capital Account balance at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this LP Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.04(d) shall be made only if and to the extent that such Partner would have a deficit in its Capital Account balance in excess of such sum after all other allocations provided for in this Article V have been made as if
Section 5.04(c) hereof and this Section 5.04(d) were not part of this LP Agreement.
  (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Partners in proportion to their Partnership Interests.
  (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).
  (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into




                                      15
LP Agreement
account in determining Capital Account balances as the result of a distribution to a Partner in complete liquidation of its Partnership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
  Section 5.05. Curative Allocations. The allocations set forth in Section 5.04 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 5.05. Therefore, notwithstanding any other provision of this Article V (other than provisions relating to Regulatory Allocations), the General Partners shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this LP Agreement and all Partnership items were allocated pursuant to Sections 5.02, 5.03, and 5.08 of this LP Agreement. In exercising its discretion under this Section 5.05, the General Partners shall take into account future Regulatory Allocations under Sections 5.04(a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 5.04(e) and
(f).
  Section 5.06. Other Allocation Rules.
  (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code Section 706 and the Treasury Regulations promulgated thereunder.
  (b) The Partners are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this
Article V in reporting their shares of Partnership income and loss for income tax purposes.
  (c) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of
Section 1.752-3(a)(3) of the Treasury Regulations, the Partners' interests in Partnership profits are in proportion to their Partnership Interests.
  (d) To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the General Partners shall endeavor to treat distributions of Net Cash Flow as having been made from the




                                      16
LP Agreement
proceeds of a nonrecourse liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Limited Partner.
  Section 5.07. Tax Allocations: Code Section 704(c). In accordance with Code
Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 10.15(i) hereof). In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 10.15(ii) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this LP Agreement. Allocations pursuant to this Section 5.07 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this LP Agreement.
  Section 5.08. Equalization Allocations in Connection with Liquidation Distributions. Notwithstanding Sections 5.02 and 5.03 hereof, if and to the extent that gain or loss is recognized, or deemed recognized pursuant to
Section 10.14(iii) hereof, in connection with the distribution to one or more Partners of any assets of the Partnership or the sale of any assets of the Partnership other than in the ordinary course of business, pursuant to Section
13.04 of this LP Agreement or otherwise, such gain or loss shall be allocated among the Partners so that, to the maximum extent practicable the ratio of each partner's Capital Account to the total of all Partners' Capital Accounts shall be equal to each such Partner's Partnership Interest.

                                   ARTICLE VI
                                 DISTRIBUTIONS

  Section 6.01. Net Cash Flow. Except as otherwise specifically provided in
Article XIII (relating to the dissolution of the Partnership), any distributions of the Net Cash Flow of the Partnership with respect to any Fiscal Year shall be made to the Partners as follows:
  (a) Net Cash Flow Less Than Distribution Threshold. At the end of each Fiscal Year, the Partnership's Net Cash Flow for such Fiscal Year shall be computed (without regard to any Operator's Bonuses payable for such Fiscal Year) and, if greater than zero, divided by the number which represents the cumulative total of all




                                      17
LP Agreement
the Partners' Cash Investments at that time. If the resulting quotient is less than .26 (the "Distribution Threshold"), then the Partnership's Net Cash Flow, if any, for such Fiscal Year shall be distributed to the Partners, pro rata, in the same proportion that each Partner's respective Cash Investment bears to the combined total Cash Investments of all Partners.
  (b) Net Cash Flow Greater Than Distribution Threshold. At the end of each Fiscal Year in which the quotient referred to in Section 6.01(a) equals or exceeds the Distribution Threshold, the Net Cash Flow for such Fiscal Year shall be distributed to the Partners in the following order: (i) first, each Partner will receive a cash distribution equal to 26% of its Cash Investment;
(ii) second, the Columbia Partners will receive a cash distribution equal to 26% of the difference between $25 million and the Columbia Partners' aggregate Cash Investments, which shall be divided between them in shares proportionate to their respective Partnership Interests; and (iii) third, any and all remaining Net Cash Flow shall thereafter be distributed equally between the Columbia Partners and the PEPCO Partners in shares proportionate to their respective Partnership Interests.
  (c) Equalization. Beginning with the Fiscal Year following the first Fiscal Year in which either (i) the Loan is fully repaid or (ii) the Partnership commences the operation of a Terminalling Business, and continuing thereafter, all Net Cash Flow, if any, shall be distributed equally between the Columbia Partners and the PEPCO Partners in shares proportionate to their respective Partnership Interests, without regard to the distribution mechanisms set forth in Sections 6.01(a) and 6.01(b) (the "Equalization"), provided, however, that in the event that the Loan is prepaid in full at any time during the five (5) Fiscal Years following the Fiscal Year in which the In-Service Date of the Initial Project occurs (the "In-Service Year"), Equalization shall take effect commencing on the first day of the sixth (6th) Fiscal Year following the In-Service Year.
  Section 6.02. Distribution Rules.
  (a) Net Cash Flow shall be distributed annually within sixty (60) days after the close of each Fiscal Year unless otherwise approved by the General Partners.
  (b) Any distributions of Net Cash Flow made by the Partnership pursuant to
Section 6.01 shall be made only in cash.
  (c) All other distributions of cash to the Partners shall be distributed pro rata in accordance with each Partner's Partnership Interest at such times and in such amounts as shall be determined by the General Partners in accordance with this LP Agreement.
  Section 6.03. Restricted Distributions. Notwithstanding any provision to contrary contained in this LP Agreement, the Partnership, and the General Partners on behalf of the Partnership, shall not make a distribution to any Partner on account of its Partnership Interest if such distribution would violate Section 17-607 of the Act or other Applicable Law.




                                      18
LP Agreement

                                  ARTICLE VII
                     FEES AND EXPENSES OF GENERAL PARTNERS

  Section 7.01. Fees.
  (a) No Management Fees. Subject to Section 7.02 hereunder, the General Partners shall not be entitled to any fees or other compensation in connection with their acting in their capacities as General Partners hereunder.
  Section 7.02. Reimbursement of Expenses. The Partnership shall reimburse any General Partner for its ordinary and reasonably necessary out- of-pocket expenses, incurred by it with the approval of the General Partners, when acting in such capacity on behalf of the Partnership, upon submission of receipts therefor.

                                  ARTICLE VIII
                                   MANAGEMENT

  Section 8.01. Management and Control of the Partnership. The General Partners shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to take all such actions as they deem necessary or appropriate to accomplish the purpose of the Partnership as set forth herein. No Limited Partner, as such, shall have any authority, right or power to bind the Partnership or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership in any manner whatsoever.
  Section 8.02. Powers of the General Partners.
  (a) Powers. Subject to the limitations set forth in Section 8.02(b) of this LP Agreement and except as otherwise specifically provided herein, the General Partners (acting on behalf of the Partnership), shall have the right, power and authority, in the management of the business and affairs of the Partnership, to do or cause to be done any and all acts, at the expense of the Partnership, as the General Partners deem to be necessary or appropriate to effectuate the business, purposes and objectives of the Partnership. The power and authority of the General Partners shall include, without limitation, the power and authority, on behalf of, and in furtherance of the purpose and businesses of the Partnership:
  (i) to acquire, own, lease, sublease, manage, finance, hold, deal in, encumber, control or dispose of any interest or rights in personal property or real property;
  (ii) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Partnership;
  (iii) to pay, collect, compromise, litigate, arbitrate, or otherwise adjust or settle any and all other claims or demands of or against the Partnership or to hold such proceeds against the payment of contingent liabilities;




                                      19
LP Agreement

  (iv) to borrow money or to obtain credit in such amounts, at such rate of interest and upon such other terms and conditions as the General Partners deem appropriate, provided that such indebtedness is nonrecourse to the Partners (unless otherwise agreed to in writing by all of the Partners), from banks, other lending institutions or any other Person, including the Partners, and pursuant to indentures, loan agreements or any other type of instrument, for any purpose or business of the Partnership and to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of or grant any other liens or security interests in the whole or any part of any or all of the property and assets of the Partnership;
  (v) to make, execute, assign, acknowledge and file on behalf of the Partnership any and all documents or instruments of any kind which the General Partners may deem necessary or appropriate in carrying out the purposes and business of the Partnership; and any Person dealing with any General Partner shall not be required to determine or inquire into its authority or power to bind the Partnership or to execute, acknowledge or deliver any and all documents in connection therewith;
  (vi) to assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money and otherwise use the credit of the Partnership, and to secure any and all obligations, contracts or liabilities of the Partnership by mortgage, pledge or other encumbrance of all or any part of the property and income of the Partnership;
  (vii) to invest funds of the Partnership;
  (viii) to employ and engage suitable agents, employees, advisors, consultants and counsel (including any custodian, investment advisor, accountant, attorney, corporate fiduciary, bank or other reputable financial institution, or any other agents, employees or Persons who may serve in such capacity for the General Partners or any Affiliate of the General Partners) to carry out any activities that the General Partners are authorized or required to carry out under this LP Agreement (subject to the supervision and control of the General Partners), including, without limitation, the Operator or similar Person who may be engaged to undertake some or all of the general management, property management, financial accounting and recordkeeping or other duties of the General Partners and to indemnify such Persons against liabilities incurred by them in acting in such capacity as on behalf of the Partnership;
  (ix) to employ, retain or appoint Persons as may be necessary or appropriate for the conduct of the Partnership's business (subject to the supervision and control of the General Partners), including Persons who may be designated as officers with titles including but not limited to "chairman," "vice chairman," "controller," "secretary," and assistants thereto




                                      20
LP Agreement

  (collectively, the "Partnership Officials") as determined, and to the extent authorized, by the General Partners;
  (x) to register, qualify, list or report, or cause to be registered, qualified, listed or reported, this LP Agreement, the Limited Partner Interests issued in connection herewith or the Partnership pursuant to the Securities Act of 1933, as amended (the "Exchange Act"), any other securities laws of the United States, the securities rules and regulations of any State of the United States, the laws of any other jurisdiction, the rules and regulations of any securities exchange or pursuant to an automated quotation system of a registered securities association as the General Partners deem appropriate;
  (xi) to qualify the Partnership to do business in any state, territory, dependency or foreign country;
  (xii) to sell or dispose of all or a portion of the Partnership's assets for the benefit of the Partners at the times and on terms determined by the General Partners, in their sole discretion;
  (xiii) to form or cause to be formed, and to own the stock of, one or more corporations, and to form or cause to be formed and to participate in partnerships, joint ventures, limited liability companies, trusts and other entities; and
  (xiv) to possess and exercise any additional rights and powers of General Partners under the partnership laws of the State of Delaware, including, without limitation, the Act and the Delaware Uniform Partnership Law (and any other Applicable Law, to the extent not expressly prohibited by this LP Agreement);
provided, however, that the expression of any power or authority of the General Partners in this LP Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this LP Agreement, and provided, further, that the Partnership shall at all times be managed in such a manner as the General Partners deem reasonable and necessary or appropriate to comply with Applicable Law and preserve the limited liability of the Limited Partners.
  (b) Limitations. Notwithstanding the foregoing provisions of Sections 8.01 and 8.02, the General Partners shall have no authority, without the written approval of all Partners, to:
  (i) take any action or cause the Partnership to act in contravention of this LP Agreement;
  (ii) borrow from the Partnership;
  (iii) confess a judgment against the Partnership;
  (iv) fail to qualify or maintain the qualification of the Partnership to do business in any jurisdiction in which the failure to do so would subject any Limited Partner to liability as a general partner therein, or perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction; and




                                      21
LP Agreement

  (v) except in accordance with the express terms hereof, admit a Person as an additional, successor or substituted Partner of the Partnership.
  (c) Manner of Taking Action. All powers vested in the General Partners pursuant to this LP Agreement shall be exercised only with the unanimous Consent of all General Partners and all agreements or other documents executed on behalf of the Partnership shall be executed by each and every General Partner, provided, however, that the General Partners may, and it is the intent of the Parties hereto that the General Partners shall whenever practicable, act through their designated Representatives in the manner provided for in Section
8.09 of this LP Agreement.
  Section 8.03. Outside Businesses. The General Partners shall engage in no business activities other than in connection with their acting as General Partners hereunder. The Limited Partners and their respective officers, directors, stockholders, employees, agents and Affiliates (other than the General Partners) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Partnership, and neither the Partnership nor any other Person shall have any rights by virtue of this LP Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. None of the Partners or their respective officers, directors, stockholders, employees, agents and Affiliates shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and any such Person shall have the right to recommend to others any such particular investment opportunity or, in the case of any such Person other than a General Partner, to take for its own account (individually or as a partner or fiduciary) any such particular investment opportunity.
  Section 8.04. Relationships with Affiliates. The Partnership may enter into any agreement or contract with any Partner, any Person who is an Affiliate of a Partner, or any of their respective officers, directors, stockholders, employees and agents, to the extent approved by the General Partners, provided that any such agreement or contract shall contain substantially such terms and conditions as would be contained in a similar agreement or contract entered into by the Partnership as the result of arm's-length negotiations from a comparable unaffiliated disinterested third party. The Transaction Documents shall be deemed to be in compliance with this Section 8.04. The Partners agree that (i) CLNG Corp. shall have sole authority, as General Partner, to act on behalf of the Partnership with respect to any purported breach under the Loan Documents, and (ii) COPE shall have sole authority, as General Partner, to act on behalf of the Partnership with respect to any purported breach under the Operating Agreement. In the event of any conflict between the Partnership and any such affiliated Person, the General Partners shall resolve such conflict




                                      22
LP Agreement
in accordance with Section 8.07 of this LP Agreement, provided, that any General Partner may, in its sole discretion, recuse itself from taking any action contrary to its or its Affiliates' interests with respect to such conflict, by written Notice to the other General Partner(s), upon which such other General Partner(s) shall have sole power and authority to resolve such conflict in the manner provided in Section 8.07.
  Section 8.05. Title to Assets of the Partnership. Title to assets of the Partnership, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such assets of the Partnership or any portion thereof. Title to any or all of the assets of the Partnership may be held in the name of the Partnership, any General Partner or in the name of one or more nominees, as the General Partners may determine. Each General Partner hereby declares and warrants that any assets of the Partnership for which legal title is held in the name of such General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms and provisions of this LP Agreement. All assets of the Partnership shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such assets of the Partnership is held.
  Section 8.06. Non-Recourse. Unless otherwise approved by the General Partners, the Partnership shall not enter into any contract, lease, sublease, note, deed of trust, or other agreement or contractual obligation, unless there is contained therein an appropriate provision limiting the claims of all Parties to such instrument and other beneficiaries thereunder to the assets of the Partnership and expressly waiving any rights of such Parties and other beneficiaries to proceed against any of the Partners individually; provided, however, the Partnership may enter into contracts not containing such a provision provided that such contract is in the ordinary course of its business and the Partnership's obligations thereunder (including any potential or contingent obligations for any purported breach of any such contract) are in the aggregate less than $25,000.
  Section 8.07. Resolution of Conflicts of Interest.
  (a) Manner of Resolution. Except as expressly provided in the third sentence of Section 8.04, and subject to the right of recusal set forth in the proviso in Section 8.04, (i) whenever a conflict of interest exists or arises between any General Partner or any of its Affiliates, on the one hand, and the Partnership, or any other Partner on the other hand, or (ii) whenever this LP Agreement or any other agreement contemplated herein or therein provides that the General Partners shall act in a manner which is, or provides terms which are, fair and reasonable to the Partnership, or any Limited Partner, the General Partners shall resolve such conflict of interest in, or otherwise act in a manner consistent with, the best interests of the Partnership, provided, that in taking such action or providing such terms, the General Partners may consider




                                      23
LP Agreement
in each case the relative interests of each Party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith, the resolution, action or terms so made, taken or provided by any General Partner in accordance with this Section 8.07(a) shall not constitute a breach of this LP Agreement or any other agreement contemplated herein or of any duty or obligation of the General Partner at law or in equity or otherwise.
  (b) Meaning of Discretion. Whenever in this LP Agreement the General Partners are permitted or required to make a decision (i) in their "sole discretion" or "discretion" or under a grant of similar authority or latitude, the General Partners shall be entitled to consider only such interests and factors as they desire, provided, however, that in all cases the General Partners shall consider, and act in accordance with, the best interests of the Partnership or
(ii) in "good faith" or under another expressed standard, the General Partners shall act under such express standard and shall not be subject to any other or different standards imposed by this LP Agreement or any other agreement contemplated herein or by Applicable Law or in equity or otherwise.
  (c) Arbitration. In the event the General Partners are unable to agree as to the resolution of any conflict, and no General Partner has sole authority to act on behalf of the Partnership with respect to such issue pursuant to Section 8.04, the issue shall be resolved by arbitration in accordance with Article XIV of this LP Agreement.
  (d) No Liability. No General Partner shall be liable to the Partnership or to any other Partner for acting in accordance with the good faith belief and judgment of its officers, Representatives, Alternate Representatives or other agents that such actions are in the best interests of the Partnership.
  Section 8.08. Merger. The Partnership may merge with, or consolidate into, another business entity (as defined in Section 17-211(a) of the Act) upon the approval by the General Partners and a Majority Vote. In accordance with
Section 17-211 of the Act (including Section 17- 211(g)), notwithstanding anything to the contrary contained in this LP Agreement, an agreement of merger or consolidation approved by the General Partners and a Majority Vote, may (A) effect any amendment to this LP Agreement, or (B) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting limited partnership of the merger or consolidation. Any amendment to this LP Agreement or adoption of a new partnership agreement made pursuant to the foregoing sentence shall be effective at the effective time or date of the merger or consolidation. For purposes of any vote required by the Limited Partners in connection with any merger or consolidation, the Limited Partners shall be treated for purposes of voting as a single class of limited partners. The provisions of this Section 8.08 shall not be construed to limit the accomplishment of a merger




                                      24
LP Agreement
or of any of the matters referred to herein by any other means otherwise permitted by law.
  Section 8.09. Partnership Governance.
  (a) Appointment of Representatives/Partnership Officials. Upon the execution of this LP Agreement, each of the General Partners shall appoint one (1) individual to represent and vote for such General Partner with respect to any matter within the powers of the General Partners hereunder (the "Representatives"). Each General Partner shall also appoint one or more individuals to be such General Partner's "Alternate Representatives" with full power of substitution and authority to act in place of individuals to be such General Partner's Representative in the event of the unavailability of such Representative. Each Representative and Alternate Representative shall be deemed to be acting solely in a representative capacity on behalf of the General Partner that he or she represents, and in so doing, to the maximum extent permitted by Applicable Law, shall have no fiduciary duty (including, without limitation, any duty of loyalty, candor or care) to any Person other than to such General Partner, provided, that the foregoing shall not diminish or affect any such duty owed by the General Partner to the Partnership. Each General Partner shall have only one vote at any meeting of the General Partners exercisable through its Representative or Alternate Representative, as the case may be. As of the date hereof, each General Partner's Representative and Alternate Representatives are those listed on Appendix C hereto. Each General Partner reserves the right to change any one or more of its Representatives or Alternate Representatives, as the case may be, and to appoint successors and substitutes therefor, from time to time, in such General Partner's sole discretion, and any such change shall be effective upon such General Partner delivering a Notice of such change to the other General Partner. Except as may be specifically provided otherwise herein, or in any written directives that are executed by all of the General Partners, all approvals, decisions and actions with respect to the management and control of the Partnership that have been made or taken by the Representatives or Alternate Representatives, as the case may be, in accordance with this Section 8.09, shall be approvals, decisions and actions duly made or taken by the General Partners hereunder, and as such shall be binding on the Partnership and the Partners. Each General Partner shall have the right to call meetings on three (3) business days' Notice to the other General Partner. Meetings of the General Partners shall be held at the offices of the Partnership at Cove Point, Maryland, unless otherwise agreed to by the General Partners.
  (b) Rules and Regulations. From time to time, the General Partners may adopt rules and regulations consistent with this LP Agreement with respect to the operation and governance of the Partnership (the "Rules and Regulations"). The Rules and Regulations may, among other things, govern the conduct of meetings of the General Partners, and describe the duties of Partnership Officials. Neither the adoption of any Rules and Regulations in accordance with this
Section 8.09(b) nor the adoption of any




                                      25
LP Agreement
amendment or supplement to such Rules and Regulations, shall be deemed an amendment to this LP Agreement. Any reference in this LP Agreement to the Rules and Regulations shall be deemed to be a reference to the same as amended or supplemented and in effect from time to time.
  (c) Partnership Officials. Unless otherwise approved by the General Partners, there shall at all times be appointed a Chairman and Vice Chairman of the Partnership. The General Partners shall elect the first Chairman and the first Vice Chairman of the Partnership at an organizational meeting of the General Partners which shall be held no later than five (5) business days after the date of this LP Agreement, or such later date as fixed by the General Partners. The first Chairman of the Partnership shall be a Person nominated by CLNG Corp., and the first Vice Chairman shall be a Person nominated by COPE. Starting with the earlier to occur of (i) commencement of the first Fiscal Year occurring after the In-Service Date for the Initial Project or (ii) January 1, 1996, and continuing annually thereafter, nomination of the Chairmanship and Vice Chairmanship shall rotate among the General Partners, and elections will take place no later than ten (10) business days after the close of the Partnership's Fiscal Year, or such later date as fixed by approval of the General Partners.
  (d) The Chairman and Vice Chairman. Unless otherwise approved by the General Partners, the Chairman shall at all times be a duly appointed Representative, and shall preside at all meetings of the General Partners. The Vice Chairman shall also be a Representative and shall perform the duties of the Chairman at the request, or in the absence, of the Chairman, or upon the refusal or inability of the Chairman to perform his or her responsibilities. The Chairman and Vice Chairman shall have the power and authority to execute on behalf of the Partnership, and obligate the Partnership to perform, any contracts, agreements and other documents or instruments specifically approved by the General Partners for execution by the Chairman, Vice Chairman or both, as the case may be, provided, however, that such approval shall not limit the power of the General Partners to execute on behalf of the Partnership, and cause the Partnership to perform, any contracts, agreements and other documents of the Partnership, to the extent execution by the General Partners is necessary or appropriate under the circumstances.
  (e) Other Officers. The General Partners may, from time to time, appoint such other Partnership Officials as the General Partners deem necessary or appropriate, including, without limitation, a Secretary and a Controller for the Partnership and any assistants thereto. Such Partnership Officials shall serve at all times under the supervision of, and at the pleasure of the General Partners, and their functions and duties shall be only as prescribed by the General Partners by written directive.
  (f) Performance by Operator. With the exception of the Chairman and Vice Chairman, subject to approval by the General Partners, the function of any Partnership Official may be performed




                                      26
LP Agreement
by the Operator to the extent provided in the Operating Agreement, or by any director, officer, or employee of the Operator.
  (g) Indemnification by General Partner. To the fullest extent permitted by Applicable Law, each General Partner shall indemnify and hold harmless those Representatives, Alternate Representatives, Partnership Officials (or other individuals acting in connection with the Partnership's business or affairs at the request of such General Partner) who are its employees or employees of its Affiliates, against all actions, claims, demands, costs (including fees and expenses of counsel) and liabilities arising out of the acts (or failure to act) of any such Persons based upon any actual or alleged breach of fiduciary duty (including any duty of care, candor or loyalty) owed or claimed to be owed, to the Partnership.
  Section 8.10. The Operator. The Partnership shall retain the Operator to provide certain services as an independent contractor under the Operating Agreement. The Operator shall have no duties or obligations to the Partnership or the Partners other than the duties and obligations of the Operator expressly set forth in the Operating Agreement.
  Section 8.11. Request for Instructions. In the event that any Partnership Official is unsure of the application of any provision of this LP Agreement, any related Transaction Document or any other agreement relating to the transactions contemplated hereby or thereby, such Partnership Official may request and rely upon written instructions of the General Partners (which instructions shall be signed by an authorized officer of each General Partner); provided, however, that if such instructions have not been received within twenty (20) days after the date of such request (or such earlier date as reasonably requested or as necessary under the circumstances) until instructed otherwise, the requesting Person may, but shall be under no duty to, take or refrain from taking such action as the requesting Person may deem advisable in the best interests of the Partnership.

                                   ARTICLE IX
                                LIMITED PARTNERS

  Section 9.01. Liability of Limited Partners. Except as otherwise expressly required by law, a Limited Partner, in its capacity as such, shall have no liability in excess of (i) the amount of its Capital Contributions, (ii) its share of any undistributed profits and assets of the Partnership, (iii) its obligation to make other payments expressly provided for in this LP Agreement, and (iv) the amount of any distributions wrongfully distributed to it. It is the intent of the Parties hereto that no distribution to any Limited Partner shall be deemed a return of any money or other property in violation of the Act. The payment of any such money or distribution of any such property to a Limited Partner shall be deemed to be a compromise within the meaning of
Section 17-502(b) of the Act, and the Limited Partner receiving any such money or property shall not be required to return any such money or property to any Person, the Partnership or any creditor of




                                      27
LP Agreement
the Partnership. However, if any court of competent jurisdiction finally determines that, notwithstanding the provisions of this LP Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partners.
  Section 9.02. No Management by Limited Partners. No Limited Partner, in its capacity as such, shall have any right to be represented at any meeting of the General Partners or otherwise to take part in the management, operation or control of the business and affairs at the Partnership. The Limited Partners shall not have any right, power, or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. A Limited Partner shall have no rights other than those specifically provided herein or granted by Applicable Law.
  Section 9.03. Employees, Agents or Officers of the Partnership or a General Partner. An employee, agent, director or officer of a Limited Partner may also serve as a Partnership Official or be an employee, agent, director or officer of the Operator or any General Partner. The existence of these relationships and acting in such capacities will not result in a Limited Partner being deemed to be participating in the control of the business of the Partnership or otherwise affect the liability of the Limited Partner or the Person so acting.




                                      28
LP Agreement

                                   ARTICLE X
              BOOKS, RECORDS, FINANCIAL STATEMENTS AND TAX MATTERS

  Section 10.01. Records and Access to Records. At all times during the continuation of the Partnership, the General Partners shall keep or cause to be kept full and true books of account maintained in accordance with GAAP in which shall be entered fully and accurately each transaction of the Partnership.
Such books of account, together with a copy of this LP Agreement and of the Certificate of Limited Partnership, shall at all times be maintained at the principal place of business of the Partnership (or such other location(s) approved by the General Partners from time to time) and shall be open to inspection and examination at reasonable times by all Limited Partners and their duly authorized representatives for any purpose reasonably related to such Limited Partner's interest as a Limited Partner in the Partnership.
Unless otherwise approved by the General Partners, the books of account and the records of the Partnership shall be examined by and reported upon as of the end of each Fiscal Year of the Partnership by a firm of independent certified public accountants of national reputation selected by the General Partners.
  Section 10.02. [RESERVED]
  Section 10.03. Financial Statements. The General Partners shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Partnership and the following documents that shall be transmitted, unless otherwise approved by the General Partners, to each Partner at the times hereinafter set forth:
  (1) Within thirty (30) days after the close of each Fiscal Year of the Partnership, the following financial statements, examined by and reported upon by the independent certified public accountants referred to in Section 10.01:
   (i) balance sheet of the Partnership as of the beginning and close of such year;
   (ii)  statement of Partnership Profits and Losses for such year;
   (iii) statement of cash flow for the Partnership; and
   (iv) statement of such Partner's Capital Account as of the close of such year, and changes therein during such year.

  (2) Within thirty (30) days after the close of each Fiscal Year of the Partnership, a statement showing an estimate of such Partner's share of each item of Partnership income, gain, loss, deduction, or credit for such year for income-tax purposes.

  (3) On a monthly basis, the General Partners shall use best efforts to transmit to the Partners a statement setting forth an estimate of the Partnership's net income for such month within five (5) business days after the last business day of the applicable calendar month. In addition, on a monthly and quarterly basis, the General Partners shall use best efforts




                                      29
LP Agreement
  to have prepared and transmitted to the Partners within fifteen (15) business days after the last business day of the applicable calendar month or fiscal quarter, as the case may be, such financial statements referred to in clauses
  (i), (ii) and (iii) of Section 10.03(a)(1) on an unaudited basis. Such financial statements shall be prepared in accordance with GAAP, consistently applied (except when the Partnership is required to adopt a new standard), subject to normal year-end adjustments and the absence of notes, and shall be accompanied by a certification by the General Partners that such financial statements present fairly in all material respects the financial condition and results of operations of the Partnership for the periods indicated.
  Section 10.04. Bank or Brokerage Accounts. All funds of the Partnership shall be deposited in the Partnership's name in such bank or brokerage account or accounts as shall be designated by the General Partners. Withdrawals from any such bank or brokerage account or accounts shall be made upon such signature or signatures as the General Partners may designate. Such funds shall not be commingled with the funds of any other Person. Subject to prior approval by the General Partners, the Partnership may make such short-term investments of funds which may include, but shall not be limited to, checking and savings accounts, certificates of deposit and time or demand deposits in commercial banks, United States of America government securities, securities guaranteed by government agencies, bankers' acceptances, Eurodollar deposits and notes, both fixed and floating rate, securities issued by money market mutual funds, savings and loan association deposits, or commercial paper, rated investment grade or better by Standard & Poors' Corporation or Moody's Investor Services, Inc., or the successor to either of them ("Permitted Short-Term Investments"); provided that, the Partnership shall not make any such deposits or investments that would require registration of the Partnership under the Investment Company Act of 1940 or would otherwise be prohibited by Applicable Law.
  Section 10.05. Right to Make Section 754 Election. The General Partners may, in their sole discretion, make or revoke, on behalf of the Partnership, an election in accordance with Section 754 of the Code, so as to adjust the basis of Partnership property in the case of a distribution of property within the meaning of Section 734 of the Code, and in the case of a Transfer of a Partnership interest within the meaning of Section 743 of the Code. Each of the Partners shall, upon request of the General Partners, supply the information necessary to give effect to such an election.
  Section 10.06. Tax Matters Partner.
  (a) Designation. CLNG Corp. is hereby designated as the initial "Tax Matters Partner" (the "TMP"), of the Partnership as defined in Section 6231(a)(7) of the Code and, in such capacity, shall have the power (subject to the limitation on the TMP's discretion set forth in Section 10.06(d)) to manage and control, on behalf of the Partnership, any administrative proceeding at the Partnership level with the IRS relating to the determination of any item of




                                      30
LP Agreement

Partnership income, gain, loss, deduction or credit for federal income tax purposes. The TMP and other Partners shall use their best efforts to comply with the responsibilities (including, without limitation, the making of elections and preparing of returns) outlined in this Article X and in Sections 6622 through 6231 and 6050K of the Code and in doing so shall incur no liability to any other Partner, provided, that such efforts are undertaken in good faith and in a manner that the TMP or Partner, as the case may be, believes to be in the best interests of the Partners generally.
  (b) IRS Notices. The TMP shall, within ten (10) days after the TMP's receipt of any notice from the IRS in any administrative proceeding at the Partnership level relating to the determination of any Partnership item of income, gain, loss, deduction or credit, mail a copy of such notice to each Partner.
  (c) New Tax Matters Partners. The Partners may at any time hereafter designate a new TMP; provided, however, that only a General Partner may be designated as the TMP of the Partnership and the Partner serving as TMP for a given taxable year shall continue as TMP with respect to all matters concerning such year.
  (d) No Discretion. Unless otherwise expressly provided in this LP Agreement, or required by the Code or Treasury Regulations, the TMP shall act (or refrain from acting) on behalf of the Partnership in accordance with the directions of the General Partners, and shall make no election, declaration or statement, settle or compromise any audit matter or dispute, or execute or file any tax return, tax filing or other document on behalf of the Partnership without the prior approval of the General Partners.
  Section 10.07. Partnership Status. It is the intention of the Partners that the Partnership be treated as a partnership for purposes of federal and state income tax, and each Partner hereby covenants that it will make no election, declaration or statement on or in any tax return, tax filing, or any book or record maintained by it which is inconsistent with or detrimental to the Partnership's ongoing maintenance of partnership tax status.
  Section 10.08. Income Tax Compliance and Capital Accounts. The TMP shall prepare or cause to be prepared and filed on behalf of the Partnership, when and as required by Applicable Law, all federal, state and local income tax information returns or requests for extensions thereof. Not less than two weeks prior to the due date (including extensions) for any return, the TMP shall submit to each Partner a copy of the return as proposed for review and a schedule showing the Partner's allocable share of partnership tax attributes ("Tax Attributes") sufficient to allow such Partner to include such Tax Attributes in its federal income tax return. Each Partner shall provide to the TMP, when and as requested, all information concerning the affairs of such Partner as may be reasonably required to permit the filing of such returns.
  Section 10.09. Tax Elections. The TMP shall make the following tax elections on behalf of the Partnership:
  (a) Unless required to adopt a different taxable year pursuant to Section 706(b) of the Code, adopt the calendar year as the annual accounting period;




                                      31
LP Agreement

  (b) Adopt the accrual method of accounting;
  (c) Deduct interest expense and taxes attributable to the construction or installation of real and personal property improvements to the fullest extent permitted by the Code;
  (d) Compute the allowance for depreciation under the most accelerated tax depreciation method and using the shortest life and lowest salvage value authorized by Applicable Law, consistent with the election provided for in
Section 10.09(e), with respect to all depreciable assets;
  (e) If allowed by the Code, and to the maximum extent allowable, elect to take available investment tax credit on the full basis of each asset.
  (f) Make the election provided for in Section 754 of the Code if, and only if, each Partner who has acquired a Partnership Interest with respect to which the election is made or is in effect shall have provided to the TMP concurrently, or within thirty (30) days after the end of the tax year in which such Partnership Interest is acquired, its irrevocable and unconditional written undertaking to the effect that it, and its successors in interest hereunder, will reimburse the Partnership annually for additional administrative costs reasonably incurred by the Partnership as a result of such election as determined by the Partnership's Certified Public Accountants; and
  (g) Make such other elections as the TMP shall have been directed in writing by the General Partners to make. The requirement to make any of the elections set forth in Sections 10.09(a) through 10.09(f) is predicated upon the assumption that current federal income tax law will continue in force. If any legislative change is made in the Code or any other tax statutes or by the IRS in regulations and other pronouncements or by the courts in case law affecting any of such elections so as to materially alter the economic result of the required election, the TMP shall make such election in respect of the item so affected as directed by the General Partners; provided, however, that such election shall be made in a manner consistent with the best interests of the Partners as a group.
  Section 10.10. Allocation of Tax Attributes. Subject to the provisions of Sections 10.11 and 10.14, and Article XIII, the Profits and Losses, as the case may be, of the Partnership for each Fiscal Year and, in each case, all related tax characteristics or attributes of the Partnership, or tax credits of the Partnership, shall be allocated among the Partners in accordance with the provisions of Article V.
  Section 10.11. Specific Tax Allocation Rules. It is the intention of the Partners that the allocation of Tax Attributes arising from the Partnership comply with applicable provisions of the Code and Treasury Regulations Section 1.704-1(b) as they exist and any amendments thereto. Notwithstanding anything to the contrary in this Section 10.11, each General Partner shall at all times be allocated at least 1% of each item of Partnership Tax Attributes.




                                      32
LP Agreement

  Section 10.12. Notice of Change. Prior to making any change in the tax elections required by Sections 10.09(a) through 10.09(f), pursuant to Section 10.09(g), the TMP shall give each Partner at least thirty (3O) calendar days' written notice specifying such change.
  SECTION 10.13 [RESERVED]
  Section 10.14. Profits and Losses. "Profits" and "Losses" shall mean, for each Fiscal Year, an amount equal to the Partnership's taxable income or loss, as the case may be, for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:
  (i) any income of the Partnership exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;
  (ii) any expenditures of the Partnership described in Section 705 (a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;
  (iii) in the event the Gross Asset Value of any Partnership asset is adjusted in accordance with Paragraph (ii) or Paragraph (iii) of the definition of "Gross Asset Value" in Section 10.15, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;
  (iv) gain or loss resulting from any disposition of any asset of the Partnership with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;
  (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" in Appendix A hereto;
  (vi) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the




                                      33
LP Agreement
  disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) notwithstanding any other provision of this Section 10.14, any items which are specially allocated pursuant to
  Section 5.04 or Section 5.05 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Sections 5.04 and 5.05 hereof shall be determined by applying the rules set forth in Sections 10.14(i) through 10.14(vi) above, as applicable.
  Section 10.15. Gross Asset Value. "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:
  (i) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as agreed to by the contributing Partner and the other Partners; provided that, the initial Gross Asset Value of the Facility and related assets contributed to the Partnership pursuant to Section 4.03(g) hereof shall be equal to CLG's tax basis thereof as of the Construction Capital Closing Date (it being acknowledged and agreed by the Partners that, as of July 1, 1994, CLG's tax basis in such assets is estimated to be $5.2 million);
  (ii) the Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Treasury Regulation
  Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to Clause (a) and Clause (b) of this sentence shall be made only if the General Partners reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
  (iii) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee Partner and the General Partners;
  (iv) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and Sections 10.14(vi) and 5.04(g) hereof; provided, however, that Gross Asset Values shall not be




                                      34
LP Agreement
  adjusted pursuant to this paragraph (iv) to the extent the General Partners determine that an adjustment pursuant to paragraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv); and
  (v) if the Gross Asset Value of an asset has been determined or adjusted
  pursuant to Paragraphs (i),   (ii) or (iv) above, such Gross Asset Value
  shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
  Section 10.16. New Partners. The Partnership Interests of additional Partners shall not be entitled to any retroactive allocation of the Partnership's income, gains, losses, deductions, credits or other items; provided that, subject to the restrictions of Section 706(d) of the Code, the Partnership Interests of additional Partners shall be entitled to their respective share of the Partnership's income, gains, losses, deductions, credits and other items arising under contracts entered into before the effective date of the issuance of any such interests to the extent that such income, gains, losses, deductions, credits and other items arise after such effective date. To the extent consistent with Section 706(d) of the Code and Treasury Regulations promulgated thereunder, the Partnership's books may be closed at the time the Partnership Interests of additional Partners are issued (as though the Partnership's tax year had ended) or the Partnership may credit to the additional Partners pro rata allocations of the Partnership's income, gains, losses, deductions, credits and items for that portion of the Partnership's Fiscal Year after the effective date of the issuance of the Partnership Interests of additional Partners.
  Section 10.17. Sales; Transfers. The provisions of this LP Agreement shall inure to the benefit and be binding upon the Parties hereto and their successors and assigns. The Partners agree that if any one of them makes a Transfer of its Partnership Interest under this LP Agreement, such Transfer will be structured, if possible, so as not to cause a termination under Code
Section 708(b)(1)(B). If a Code Section 708(b)(1)(B) termination is caused, the terminating Partner will indemnify the non-terminating Partners and save them harmless for any increase in taxes, interest, and penalties or decreases in credits caused by such termination. As between any Partner and its Transferee, Profits and Losses for the Fiscal Year of the Partnership in which such assignment occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under Section 706(d) of the Code and determined by the TMP.
  Section 10.18. Deficit Capital Account on Liquidation. In the event the Partnership is "liquidated" within the meaning of Treasury Regulation, Section 1.704-1(b)(2)(ii)(g):
  (a) (i) subject to Section 13.04(a) hereof, distributions shall be made pursuant to this Section 10.18 to the Partners who have positive Capital Accounts in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2) and, (ii) if any




                                      35
LP Agreement

General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Fiscal years, including the Fiscal Year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulations
Section 1.704-1(b)(2)(ii)(b)(3), provided, that no General Partner shall be obligated to contribute to the capital of the Partnership any amount in excess of such General Partners' pro rata share of the aggregate amount of recourse Partnership liabilities approved or provided for under Section 8.06 hereof.
  (b) If any Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.
  (c) In the discretion of the General Partners, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to paragraph (a) of this Section 10.18 may be:
  (i) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any liabilities or obligations of the Partnership or of the General Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the General Partners in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 13.04(b) hereof; or
  (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

                                   ARTICLE XI
              ASSIGNABILITY; ADMISSION AND WITHDRAWAL OF PARTNERS

         Section 11.01. Assignability of a General Partner's Interest in the Partnership. A General Partner shall neither Transfer nor pledge, encumber, mortgage, or otherwise hypothecate (hereinafter in this Article XI collectively referred to as "assign" or "assignment") the whole or any part of its interest as a General Partner in the Partnership without the prior Consent of the other Partners. An assignee of all or part of the interest of a General Partner in the Partnership shall be admitted to the Partnership as a general partner of the Partnership only if (i) the other Partners Consent to the admission of such assignee as an additional or




                                      36
LP Agreement
successor General Partner, and (ii) such assignee agrees in writing to accept and adopt the terms and provisions of this LP Agreement. If such conditions are satisfied, the admission shall be effective upon the filing of an amendment to the Certificate of Limited Partnership with the Secretary of State which indicates that such Person has been admitted to the Partnership as a general partner of the Partnership. If a General Partner Transfers all of its Partnership Interest and a successor General Partner is admitted, in accordance with this Section 11.01, the admission of the successor General Partner shall occur, and for all purposes shall be deemed to have occurred, immediately prior to the time the Transferor ceases to be a general partner of the Partnership. Such Transferor shall cease to be a general partner of the Partnership upon the filing of an amendment to the Certificate of Limited Partnership with the Secretary of State which indicates that such Transferor is no longer a general partner of the Partnership. Such Transferee and the other General Partners are hereby authorized to and shall continue the Partnership without dissolution.
         Section 11.02. Assignability of a Limited Partner's Interest in the Partnership. No Limited Partner may assign the whole or any part of its interest in the Partnership without the prior unanimous Consent of the General Partners, which Consent shall not be unreasonably withheld (taking into account the best interests of the Partnership). If the prior Consent of all General Partners is obtained for any such assignment, such assignment shall, nevertheless, not entitle the assignee to become a Substituted Limited Partner or to be entitled to exercise or receive any of the rights, powers or benefits of a Limited Partner unless the assigning Limited Partner designates, in a written instrument delivered to the General Partners, its assignee to become a Substituted Limited Partner and the General Partners, in their sole discretion, Consent to the admission of such assignee as a Limited Partner; and provided further, that such assignee shall not become a Substituted Limited Partner without (i) having first executed an instrument in form and substance satisfactory to the General Partners accepting and adopting the terms and provisions of this LP Agreement, including, if requested by the General Partners, a counterpart signature page to this LP Agreement, and (ii) having paid to the Partnership, in cash, a fee sufficient to cover all reasonable expenses of the Partnership in connection with its admission as a Substituted Limited Partner.
         Section 11.03. Recognition of Assignment by Partnership. No assignment, or any part thereof, that is in violation of this Article XI shall be valid or effective, and neither the Partnership nor the General Partners shall recognize the same for the purpose of making distributions of Net Cash Flow pursuant to Section 6.01 with respect to such Partnership Interest, or part thereof. Neither the Partnership nor the General Partners shall incur any liability as a result of refusing to make any such distributions to the recipient of any such invalid assignment.
         Section 11.04. Effective Date of Assignment. Any valid assignment of a Limited Partner's interest in the Partnership, or




                                      37
LP Agreement
part thereof, pursuant to Section 11.02 shall be effective as of the close of business on the last day of the calendar month in which the General Partners give their written consent to such assignment (or the last day of the calendar month in which such assignment occurs, if later). The Partnership shall, from the effective date of such assignment, thereafter pay all further distributions of Net Cash Flow, on account of the Partnership Interest (or part thereof) so assigned, to the assignee of such interest, or part thereof. As between any Partner and its assignee, Profits and Losses for the fiscal year of the Partnership in which such assignment occurs shall be apportioned for federal income-tax purposes in accordance with any manner permitted under Section 706(d) of the Code as such Partner and its assignee may agree to.
         Section 11.05. Death, Incompetency, Bankruptcy, or Dissolution of a Limited Partner. The death, incompetency, Bankruptcy, dissolution or other cessation to exist as a legal entity of a Limited Partner shall not, in and of itself, dissolve the Partnership. In any such event, the legal representative or successor of such Limited Partner may exercise all of the rights of such Limited Partner for the purpose of settling its estate or administering its property, subject to the terms and conditions of this LP Agreement, including any power of an assignee to become a Limited Partner.
         Section 11.06. Withdrawal from the Partnership. Except as specifically provided in this LP Agreement, a General Partner or a Limited Partner may not withdraw as a general partner of the Partnership or as a limited partner of the Partnership, as the case may be.
         Section 11.07. Removal of General Partner. A General Partner may be removed as a general partner of the Partnership with or without cause upon (i) the unanimous Consent of the Limited Partners and (ii) the election by such Limited Partners of a successor General Partner. Upon any such election, all Partners shall be bound thereby and shall be deemed to have approved thereof. Such successor General Partner shall be deemed admitted to the Partnership immediately prior to the removal of the predecessor General Partner and shall continue the Partnership without dissolution. A successor General Partner shall be admitted as a general partner of the Partnership upon the filing of an amendment to the Certificate of Limited Partnership with the Secretary of State which indicates that the successor General Partner has been admitted as a general partner of the Partnership and that the removed General Partner is no longer a general partner of the Partnership.




                                      38
LP Agreement

                                  ARTICLE XII
                       EXCULPATION AND INDEMNIFICATION OF
               THE GENERAL PARTNERS AND OTHER INDEMNIFIED PERSONS

         Section 12.01. Exculpatory Provisions.
         (a) Covered Persons. Notwithstanding any other terms of this LP Agreement, whether express or implied, or obligation or duty at law or in equity, neither the General Partners, their Affiliates, nor any of their respective Representatives, Alternate Representatives, officers, directors, shareholders, partners, employees, or agents nor any Partnership Official or any other officer, employee, representative or agent of the Partnership and its Affiliates (individually, a "Covered Person" and collectively, the "Covered Persons") shall be liable to the Partnership or any Partner for any act or omission (in relation to the Partnership, this LP Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Partnership and is within the scope of authority granted to such Covered Person by this LP Agreement, provided that such act or omission does not constitute Disabling Conduct.
         (b) Reliance. A Covered Person may rely and shall incur no liability in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge and may rely on an opinion of counsel reasonably selected by such Covered Person with respect to legal matters unless such Covered Person acts in bad faith.
         (c) Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Covered Person, a Covered Person acting under this LP Agreement shall not be liable to the Partnership or to any other Covered Person for its good faith reliance on the provisions of this LP Agreement. The provisions of this LP Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.
         Section 12.02. Indemnification of General Partner and Other Indemnified Persons.
         (a) Scope of Indemnity. To the fullest extent permitted by Applicable Law, the Partnership shall indemnify and hold harmless each General Partner, its Affiliates and all directors, officers, shareholders, partners, employees, Representatives, Alternate Representatives and agents of each General Partner and its Affiliates and all Partnership Officials and all other officers, employees, representatives and agents of the Partnership and its




                                      39
LP Agreement

Affiliates (individually, an "Indemnified Person" and collectively, the "Indemnified Persons") from and against any and all losses, claims, demands, liabilities, expenses (including all fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnified Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its involvement with the management of the affairs of the Partnership, or a General Partner or its status as a General Partner, an Affiliate thereof, or partner, director, officer, stockholder, employee, representative or agent thereof or of the Partnership or a Person serving at the request of the Partnership, a General Partner or any Affiliate thereof in another entity in a similar capacity, which relates to or arises out of the Partnership, its property, its business or affairs, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof. The adverse disposition of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnified Person acted in a manner contrary to the standard set forth in Section 12.02(b) below. Any indemnification pursuant to this Section 12.02 shall be made only out of the assets of the Partnership.
         (b) Limitation. An Indemnified Person shall not be entitled to indemnification under this Section 12.02 with respect to any claim, issue or matter in which it (i) has a right of indemnity under Section 8.09(g), or (ii) has engaged in Disabling Conduct; provided, however, that a court of competent jurisdiction, may determine upon application that, despite such Disabling Conduct, in view of all the circumstances of the case, the Indemnified Person is fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.
         (c) Expenses. To the fullest extent permitted by law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 12.02.
         (d) Other Rights. The indemnification provided by Section 12.02 shall be in addition to any other rights to which an Indemnified Person may be entitled under any agreement, by law or vote of the Partners as a matter of law or otherwise, both as to action in the Indemnified Person's capacity as a General Partner, an Affiliate thereof or a partner, director, officer, stockholder, partner, representative, employee or agent thereof, or an officer, employee, representative or agent of the Partnership or an Affiliate thereof and, as to action in any other capacity, shall continue as to an Indemnified Person who has ceased to serve in




                                      40
LP Agreement
such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of an Indemnified Person. The General Partners and the Partnership may enter into indemnity contracts with Indemnified Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 12.02 and containing such other procedures regarding indemnification as are appropriate.
         (e) Insurance.
         (i) Liability. Each General Partner shall at all times maintain commercial or comprehensive general liability insurance coverage to include blanket contractual and broad-form liability endorsements, or their equivalents, completed operations coverage and, when applicable, products coverage, with minimum limits of $100 million. The Partnership shall, in addition, purchase primary liability coverage in the form of a "joint venture" or similar policy approved by the General Partners with limits of at least $5 million.
         (ii) All-Risk/Property. All of the Partnership's assets, including, without limitation, the Facility and the Pipeline, shall be insured under an all-risks property insurance policy approved by the General Partners, with limits of coverage sufficient to provide coverage for all of the Partnership's equipment and other fixed assets, and also including business interruption and pollution coverage if available on reasonable terms, as the General Partners may approved from time to time.
         (iii) Directors and Officers. Unless otherwise approved by the General Partners, the Partnership shall not procure or provide "Directors and Officers" or similar liability coverage for any Person, and each General Partner may provide such coverage for any individual acting in connection with the Partnership's business at such General Partner's behest.
         (iv) Other Insurance. The Partnership may maintain in existence any and all other forms of insurance coverage necessary, appropriate or customary to the Partnership's business, as approved from time to time by the General Partners, including, without limitation, automobile, workmen's compensation, crime, and other standard coverages.
         (f) No Liability to Limited Partners. In no event may any Indemnified Person subject the Limited Partners to personal liability by reason of any indemnification of an Indemnified Person under this LP Agreement or otherwise.
         (g) Interest in Transaction. An Indemnified Person shall not be denied indemnification in whole or in part under this Section 12.02 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction is otherwise permitted by the terms of this LP Agreement.
         (h) Benefit of Indemnity. The provisions of Section 12.02 are for the benefit of the Indemnified Persons and shall not be deemed to be for the benefit of any other Persons.




                                      41
LP Agreement

                                  ARTICLE XIII
                          DISSOLUTION AND TERMINATION

         Section 13.01. No Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or Substituted Limited Partners or by the admission of additional General Partners or successor General Partners in accordance with the terms of this LP Agreement.
         Section 13.02. Events Causing Dissolution. The Partnership shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:
         (a) The expiration of the term of the Partnership, as provided in
Section 2.08;
         (b) The withdrawal, removal or Bankruptcy of any General Partner, or the assignment by any General Partner of its entire interest in the Partnership when the assignee has not been admitted to the Partnership as a successor General Partner in accordance with Section 11.01, or the occurrence of any other event that results in any General Partner ceasing to be a general partner of the Partnership under the Act, provided that, the Partnership shall not be dissolved and required to be wound up in connection with any of the events specified in this clause (b) if (i) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership, or (ii) within ninety (90) days after the occurrence of such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, if required, of one or more successor general partners of the Partnership;
         (c) A written determination by the General Partners to dissolve the Partnership;
         (d) The affirmative vote of holders of seventy-five percent (75%) or more of the Limited Partner Interests to dissolve the Partnership;
         (e) The sale by the Partnership of all or substantially all of the Partnership's assets; or
         (f) The entry of a decree of judicial dissolution under Section
17-802 of the Act.
         Section 13.03. Notice of Dissolution. Upon the dissolution of the Partnership, the General Partners or the Liquidating Trustee, as the case may be, shall promptly Notify the Partners of such dissolution.
         Section 13.04. Liquidation. Upon dissolution of the Partnership, the General Partners, or, in the event that the dissolution is caused by an event described in Section 13.02(b) and there is no General Partner, a Person or Persons who may be approved by a Majority Vote (the "Liquidating Trustee"), shall immediately commence to wind up the Partnership's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partners




                                      42
LP Agreement
to minimize the normal losses attendant upon a liquidation. The Partners shall continue to receive allocations of Profits and Losses during liquidation in the same proportions as specified in Article V as before liquidation. Each Partner shall be furnished with a statement prepared by the Partnership's certified public accountant that shall set forth the assets and liabilities of the Partnership as of the date of dissolution. The proceeds of liquidation shall be distributed, as realized, in the following order and priority:
         (a) To creditors of the Partnership, including any Partners or their Affiliates who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof); and
         (b) To distribute to the Partners the remaining proceeds of liquidation in accordance with the provisions of Section 10.18 of this LP Agreement, after giving effect to all contributions, distributions, and allocations for all periods, including any allocations under Section 5.08 hereof.
         Section 13.05. Methods Of Liquidation. The Partnership may be liquidated by either:
         (a) Selling the Partnership assets and distributing the net proceeds therefrom in the manner provided in Section 13.04. Any net gain or loss realized by the Partnership on the sale or other disposition of Partnership assets in the process of liquidation of the Partnership shall be allocated to the Partners' Capital Accounts in proportion to their respective Partnership Interests; or
         (b) If unanimously Consented to by all Partners at such time, and subject to the order of priority set forth in Section 13.04, distributing the Partnership assets proportionately to the Partners in kind with each Partner accepting an undivided interest in the Partnership assets, subject to Partnership liabilities, in satisfaction of its proportionate interests in the Partnership. For the purpose of determining the amount distributed to each Partner, any property distributed in kind in the liquidation shall be valued at Appraised Fair Market Value.
         Section 13.06. Termination of Partnership. The Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners in the manner provided for in this
Article XIII, and the Certificate of Limited Partnership shall have been canceled in the manner required by the Act.
         Section 13.07. Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XIII, in the event the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations but no event of dissolution has occurred under Section 13.02 hereof, the Partnership's assets shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, solely for federal income




                                      43
LP Agreement
tax purposes, the Partnership shall be deemed to have distributed the Partnership's assets in kind to the Partners, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts and, if any General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such General Partner shall, subject to the limitation in Section 10.18(b) hereof, contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(3). Immediately thereafter, the Partners shall be deemed to have recontributed the Partnership's assets in kind to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

                                  ARTICLE XIV
                               DISPUTE RESOLUTION

         Section 14.01. Arbitration. To the fullest extent permitted by the Act and other Applicable Law, any controversy or claim arising out of or relating to this LP Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as amended and in effect on the date that demand for arbitration is filed with the AAA. Each Party hereto agrees that any such controversy shall be submitted to a single arbitrator if agreed to by the parties to the arbitration. Otherwise, each party to the arbitration shall select one arbitrator, and the two arbitrators selected shall then choose a third arbitrator. The ruling of the arbitrator(s) shall be binding and conclusive upon the Parties hereto to the fullest extent permitted by law. Any arbitration shall occur in Baltimore, Maryland, or any other location agreed to in writing by the parties to the arbitration, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitrator(s) shall be governed by and shall apply the substantive law of the State of Delaware in making their award. The expenses of the arbitration shall be borne equally by the parties to the arbitration, and each such party shall pay for and bear the cost of its or its own experts, evidence and legal counsel, unless the arbitrator(s) determine(s) that any party to the arbitration proceeded in bad faith, or asserted meritless claims or positions, in which event the arbitrator(s) shall be empowered to award the other party all or part of the reasonable costs of such arbitration.

                                   ARTICLE XV
                               POWER OF ATTORNEY

         Section 15.01. Appointment of General Partners. Each Limited Partner hereby irrevocably constitutes and appoints each General




                                      44
LP Agreement

Partner and each Liquidating Trustee as its true and lawful attorney-in-fact, in its name, place, and stead, to make, execute, acknowledge, and file the following documents, to the extent consistent with the other provisions of this LP Agreement:
         (a) This LP Agreement, and, to the extent required by law, the Certificate of Limited Partnership;
         (b) Any fictitious or assumed-name certificates required to be filed on behalf of the Partnership;
         (c) Any application or registration to do business in any State other than, or in addition to, the State of Delaware;
         (d) Deeds, notes, mortgages, pledges, security instruments of any kind and nature, leases, and such other instruments as may be necessary to carry on the business of the Partnership; provided that no such instrument shall increase the personal liability of the Limited Partners;
         (e) All certificates and other instruments that the General Partners deem appropriate or necessary to form and qualify, or continue the qualification of, the Partnership as a limited partnership in the State of Delaware and all jurisdictions in which the Partnership may intend to conduct business or own property;
         (f) Any duly adopted amendment to or restatement of this LP Agreement or the Certificate of Limited Partnership;
         (g) All conveyances and other instruments or documents that the General Partners deem appropriate or necessary to effect or reflect the dissolution, liquidation and termination of the Partnership pursuant to the terms of this LP Agreement (including a certificate of cancellation);
         (h) Any and all financing statements, continuation statements, mortgages or other documents necessary to grant to or perfect for secured creditors of the Partnership, including any General Partner and its Affiliates, a security interest, mortgage, pledge or lien on all or any of the assets of the Partnership; and
         (i) All other instruments as the attorneys-in-fact or any of them may deem necessary or advisable to carry out fully the provisions of this LP Agreement in accordance with its terms.
         Section 15.02. Power Coupled with Interest. It is expressly intended by each Limited Partner that the power of attorney granted by Section 15.01 is coupled with an interest, shall be irrevocable, and shall survive and not be affected by the subsequent disability or incapacity of such Limited Partner (or if such Limited Partner is a corporation, partnership, trust, association, limited liability company or other legal entity, by the dissolution or termination thereof).

                                  ARTICLE XVI
                                 MISCELLANEOUS

         Section 16.01. Notices.
         (a) Address for Notices. All Notices provided for in this LP Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered as follows:




                                      45
LP Agreement

         (i) if given to the Partnership, in care of each General Partner at its mailing address set forth on Appendix B attached hereto;
         (ii) if given to any General Partner, at its mailing address set forth on Appendix B attached hereto;
         (iii) if given to any Limited Partner, at the address set forth opposite its name on Appendix B attached hereto; or
         (iv) at such other address as any Partner may hereafter designate by written notice to the Partnership.
         (b) Sufficiency of Notice. Each Notice, demand, request or communication hereunder shall be deemed sufficiently given, served, sent or received for all purposes if and when delivered in person or when sent to a Person at the address set forth above by certified mail, postage prepaid and return receipt requested, by facsimile transmission, listed telex or other confirmed transmission, or by any nationally recognized express mail service which provides a means for tracking deliveries and guarantees next-day delivery, including, without limitation, Airborne Express and Federal Express.
         Section 16.02. Amendments.
         (a) Amendments with the Consent of Limited Partners. Except as provided in Section 16.02(b), no amendment to this LP Agreement shall be effective or binding upon the Parties hereto without the written Consent of all General Partners and a Majority Vote; provided, however, that any modification or amendment that would: (i) increase the amount of the capital contributions to be made by any Partner, (ii) increase the liability of the Limited Partners, or (iii) materially adversely affect the rights of the Limited Partners under this LP Agreement shall require the Consent of all General Partners and all Limited Partners. Upon receipt of a written proposal executed by all Limited Partners for the adoption of an amendment of this LP Agreement, or should the General Partners desire to propose such an amendment, the General Partners shall adopt and implement a plan whereby the Limited Partners may vote for or against the adoption of such an amendment.
         (b) Amendments Without Limited Partner Consent. Notwith-standing anything herein to the contrary, the General Partners may amend this LP Agreement without the consent of any Limited Partner:
         (i) to reflect the addition or substitution of Limited Partners (made in accordance with the terms hereof) or the reduction of the Capital Accounts upon the return of capital to Limited Partners;
         (ii) to add to the representations, duties or obligations of the General Partners or surrender any right or power granted to the General Partners herein, for the benefit of the Limited Partners;
         (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provisions with respect to matters or questions arising under this LP Agreement which will not be inconsistent with the provisions of this LP Agreement;




                                      46
LP Agreement

         (iv) to delete or add any provision from or to this LP Agreement requested to be so deleted or added by the staff of the SEC or by a state regulatory agency, the deletion or addition of which provision is deemed by such staff or such regulatory agency to be for the benefit or protection of the Limited Partners; and
         (v) to modify any provision of this LP Agreement, if, in the opinion of counsel to the Partnership and the General Partners, such modification is necessary to prevent the Partnership or the Partners from in any manner being regulated as a registered holding company or non-exempt subsidiary thereof under PUHCA, as amended, to prevent the Partnership from being treated for tax purposes as an association taxable as a corporation, rather than being taxable as a partnership, or to prevent the Partnership from being treated as a "publicly traded partnership" as defined in the Code.
         Section 16.03. Fiscal Year. The "Fiscal Year" of the Partnership shall be the calendar year commencing at 12:01 a.m. on January 1 of each year and ending at 12:00 midnight on December 31 of each year.
         Section 16.04. Securities Act Investment Covenant. Each Partner represents and warrants that it is acquiring its interest in the Partnership for its own account, and not with a view to resale or distribution thereof within the meaning of the Securities Act of 1933, as amended, and that no such interest will be sold, transferred, hypothecated, or assigned by it in contravention of the Securities Act of 1933, as amended, or any state Blue Sky or securities statute.
         Section 16.05. Failure to Pursue Remedies. The failure of any Party to seek redress for violation of, or to insist upon the strict performance of, any provision of this LP Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.
         Section 16.06. Headings. The headings in this LP Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this LP Agreement or any provision hereof.
         Section 16.07. Cumulative Remedies. The rights and remedies provided by this LP Agreement are cumulative and the use of any one right or remedy by any Party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the Parties may have by law, statute, ordinance or otherwise.
         Section 16.08. Binding Effect. This LP Agreement shall be binding upon and inure to the benefit of all the Parties and, to the extent permitted by this LP Agreement, their successors, legal representatives, and assigns.
         Section 16.09. Interpretation. Throughout this LP Agreement and any amendment hereto, nouns, pronouns, and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable.




                                      47
LP Agreement

         Section 16.10. Severability. The invalidity or unenforceability of any particular provision of this LP Agreement shall not affect the other provisions hereof, and this LP Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.
         Section 16.11. Counterparts. This LP Agreement may be executed in any number of counterparts with the same effect as if all Partners had signed the same document. All counterparts shall be construed together and shall constitute one instrument.
         Section 16.12. Whole Agreement. This LP Agreement and Appendices A, B and C annexed hereto, each of which is made a part hereof by this reference, contain the entire "partnership agreement" of the Partnership for purposes of the Act and, except as otherwise provided herein, may be changed only by written amendment. There are no oral understandings or agreements between the Parties upon the subject matter of this LP Agreement, and any prior written agreements as to the governance of the affairs of the Partnership, including, without limitation, the Original Partnership Agreement, are hereby superseded and merged herein, except only as herein otherwise expressly stated.
         Section 16.13. Governing Law. This LP Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.
         Section 16.14. Mutual Representations and Warranties. Each Party hereto (the "Warranting Party") represents and warrants to each other Party hereto, and each such other Party in agreeing to enter into this LP Agreement has relied upon such representations and warranties, that:
         (a) The Warranting Party has the requisite power and authority, corporate and otherwise, to execute and deliver this LP Agreement and to perform its duties and obligations hereunder, and any Person signing this LP Agreement on behalf of a Warranting Party is duly authorized, empowered and directed to sign this LP Agreement on such Warranting Party's behalf;
         (b) This LP Agreement has been duly and validly executed by the Warranting Party and, assuming the due execution and delivery of this LP Agreement by all other Parties hereto, constitutes the Warranting Party's valid and binding obligation, enforceable against the Warranting Party in accordance with the terms hereof, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to creditors' rights generally or general principles of equity; and
         (c) Except for the Initial FERC Certificate, and the approvals contemplated by Section 18.01, no consent, approval, or other authorization by any judicial, governmental or regulatory authority, domestic or foreign, or any third party, is required to be obtained by the Warranting Party in connection with the valid execution, delivery, and performance by the Warranting Party of




                                      48
LP Agreement
this LP Agreement, or the consummation by the Warranting Party of the transactions contemplated hereby.
         Section 16.15. No Rights of Third Parties. None of the provisions of this LP Agreement shall be construed as existing for the benefit of any Person not a Party hereto, including, without limitation, any creditor of the Partnership or of any of the Partners, or shall be enforceable by any Person not a signatory to this LP Agreement.

                                  ARTICLE XVII
                          PROJECTS; FERC APPLICATIONS

         Section 17.01. Scope of the Initial Project. The first Project undertaken by the Partnership shall consist of the construction of the Liquefaction Unit at the Cove Point Site, alterations and improvements to the Facility to integrate the Liquefaction Unit as part of the Facility, and such other refurbishments to the Facility as are necessary to enable the Partnership to engage in the Peaking Business and the Transportation Business (the "Initial Project"). Prior to the Construction Capital Closing, the Partners shall use best efforts to cooperate in maximizing the peaking revenues and volumes represented by the Service Agreements.
         Section 17.02. The Initial FERC Application.
         (a) Diligent Prosecution. After execution of this LP Agreement, the Partnership shall continue to diligently prosecute the Initial FERC Application seeking certificate authority to permit the Partnership to acquire and own the Facility, to construct and operate the Initial Project, and to carry on the Peaking Business and the Transportation Business. All Partners hereby agree to cooperate in the prosecution thereof, including any amendments, modifications, appeals or similar actions deemed necessary from time to time by the General Partners.
         (b) Acceptance by Partnership. If and when the Initial FERC Certificate is granted to the Partnership either (i) in the form and substance requested in the Initial FERC Application, as the same may have been amended or modified to the satisfaction of the General Partners from time to time, with no material alterations or modifications on the part of the FERC, or (ii) if not granted as specifically requested, if the Initial FERC Certificate would otherwise permit the Partnership to proceed with the Initial Project in all material respects without detriment to any Partner, such Initial FERC Certificate shall be automatically accepted by the Partnership with no approval or other action being necessary by any Partner. In the event that the Initial FERC Certificate is not subject to such automatic acceptance, the General Partners may, upon their sole discretion, nonetheless cause the Partnership to accept any Initial FERC Certificate issued by the FERC. In either event, upon acceptance by the Partnership of the Initial FERC Certificate, the Partnership shall forthwith proceed to construct and operate the Initial Project after the Construction Capital Closing Date subject to satisfaction or waiver of the other conditions precedent set forth in Section 18.02.




                                      49
LP Agreement

         (c) Right to Withdraw. If the Initial FERC Certificate is not accepted in accordance with Section 17.02(b), any Partner shall have the right to withdraw from the Partnership prior to the Construction Capital Closing Date by giving written Notice to the other Partners. Subject to the Act, upon such withdrawal of any Partner, the remaining Partners may elect, on such terms as they deem advisable in their sole discretion, to continue the existence of the Partnership and cause it to continue with the Initial Project to the extent of the Partnership's rights, if any, to use the Facility for such purpose.
         Section 17.03. Additional Projects. (a) In the event that the Partnership is presented with an opportunity to expand the Peaking Business, initiate a baseload LNG import trade or to pursue other opportunities with respect to expansion of the Facility, including power generation, and the Partnership's pursuit of such activities is approved by unanimous Consent of all Partners, Capital Contributions required to fund such Additional Projects will be made by, and the economic benefits of such Additional Projects will be shared by each Partner in proportion to such Partner's Partnership Interest. The Partners hereby agree that an express purpose of the Partnership shall be to pursue the implementation of an ongoing baseload LNG import trade.
         (b) The General Partners shall cause the Partnership to develop, market, construct and operate any such Additional Project following approval by the General Partners of a Project Construction Plan, provided, that the implementation thereof shall be subject to the Partnership first obtaining any and all necessary consents and approvals of the FERC and any other applicable Governmental Authorities, and further subject to any applicable and enforceable restrictive covenants contained in the Sierra Club Agreement. Any such Additional Project for which a Project Construction Plan has been approved by the General Partners shall, in the absence of a written agreement of all Partners to the contrary, be funded jointly by all Partners upon Cash Calls made in accordance with Section 4.04 of this LP Agreement, and/or through external financing, including, without limitation, Project debt financing, to the extent approved by the General Partners.
         Section 17.04. Project Construction Plan. For each Project proposed to be constructed by the Partnership, the General Partners shall agree upon a "Project Construction Plan" setting forth the scope of the Project and a plan for administering, coordinating and supervising the design, construction and permitting of the Project, including without limitation the proposed design criteria, construction cost estimate and schedule, project milestone schedule (including projected dates for the filing for and issuance of all necessary regulatory permits through the projected In-Service Date for such Project), a completion and testing protocol establishing the criteria to be satisfied to establish the In- Service Date for such Project (the "Completion and Testing Protocol"), an estimate of the operating and maintenance budget, marketing plan, business plan and a cost-benefit analysis with respect to the Project, and such other information as either of the General Partners may




                                      50
LP Agreement
reasonably request. Each Project Construction Plan shall be in addition to the Partnership's Annual Plan; however, all such plans and each annual Approved Budget of the Partnership shall be coordinated with and consistent with each other. With respect to the Project Construction Plan for the Initial Project, the General Partners shall use their best efforts to reach agreement upon such Plan on or before the Construction Capital Closing Date, which Plan, in the case of the Initial Project, shall not include the cost-benefit analysis referred to above in this Section 17.04.

                ARTICLE XVIII. THE CONSTRUCTION CAPITAL CLOSING;
                           CERTAIN REGULATORY MATTERS

         Section 18.01. Partners' Regulatory Approvals.
         (a) Columbia Approvals. Notwithstanding anything to the contrary contained herein, the Columbia Partners' obligations hereunder are expressly conditioned upon the receipt by the Columbia Partners of the order requested on December 8, 1993, from the SEC under PUHCA with respect to the transactions contemplated hereby in substantially the form requested (or with such modifications thereto as may be requested (x) by Columbia or the Columbia Partners consistent with the Transaction Documents, or (y) by the SEC which do not materially adversely affect the Columbia Partners) (the "SEC Order"). In connection therewith, each of the Columbia Partners shall have the unconditional right to withdraw from the Partnership at any time that the SEC Order is denied by the SEC; or any of Columbia or the Columbia Partners reasonably determines in good faith that further prosecution of the application for the SEC Order is futile.
         (b) PEPCO Approvals. The PEPCO Partners shall take such actions and make such filings as are necessary or appropriate to obtain any requisite approvals of any public utility commissions or other regulatory agencies having jurisdiction over their or their Affiliates' properties or the conduct of their or their Affiliates' businesses. Until such time as the Columbia Partners have obtained the SEC Order, the PEPCO Partners shall have the unconditional right to withdraw from the Partnership in the event that the PEPCO Partners are denied any required regulatory approval reasonably satisfactory in form and substance to the PEPCO Partners.
         (c) Cooperation. All Partners agree to diligently pursue and use their best efforts to obtain their respective required regulatory approvals, and to cooperate with the efforts of all other Partners and their respective Affiliates in obtaining such regulatory approvals, and no Partner will take any action contrary to or in opposition of any such Partner and/or such Partner's Affiliates obtaining such approvals. In connection therewith, each of the Partners agrees to join in and execute any such filings, in a timely manner, as the other Partner and/or such Partner's Affiliates reasonably request and take all such other actions as may be necessary and appropriate in order to obtain the necessary approvals from all regulatory authorities having jurisdiction over the transactions contemplated hereby (collectively, the "Regulatory




                                      51
LP Agreement

Approvals"). If at any time either Partner receives information from any regulatory agency or other Governmental Authority, which by Applicable Law is required to approve, or which has the authority to challenge the validity of, the transactions contemplated hereby, in judicial proceedings or otherwise, that provides a high probability for such Partner to conclude in good faith that the required Regulatory Approval will not be granted or that the transactions contemplated hereby or in the Transaction Documents will be so challenged, such Partner shall immediately Notify the other Partners, and the Partners shall confer as to the appropriate action to be taken in response thereto.
         Section 18.02. Conditions Precedent to Construction Capital Closing.
         (a) General Conditions. The obligation of each of the Partners to perform its obligations hereunder at the Construction Capital Closing shall be subject to the satisfaction, or waiver in writing by such Partner, on or prior to the Construction Capital Closing, of each of the following conditions:
         (i) FERC Approval. The Partnership shall have accepted the Initial FERC Certificate in the manner provided in Section 17.02, and the Initial FERC Certificate shall be in full force and effect and not subject to any further review or reconsideration by any Governmental Authority;
         (ii) Regulatory Approvals. Each Partner's necessary Regulatory Approvals shall have been received and shall be final (not subject to any further administrative or judicial review or reconsideration) and in full force and effect, with all required waiting periods (if any) having expired ("Final Regulatory Approval");
         (iii) Service Agreements. The Partnership shall have obtained executed Service Agreements for a Peaking Business substantially equivalent to the "Nominated Revenues Business Plan" projections dated October 22, 1993, or such other level of executed Service Agreements as may be agreed upon by the General Partners;
         (iv) Sierra Club Agreement. The Sierra Club Agreement shall have been duly executed and delivered by each of the parties thereto, and shall be in full force and effect and fully assignable to the Partnership as provided herein and therein;
         (v) Transaction Documents. Each of the Transaction Documents shall have been duly executed and delivered by each of the Parties thereto, and shall be in full force and effect and the conditions precedent to the transactions contemplated thereby shall have been satisfied or waived;
         (vi) Absence of Injunction. No Governmental Authority shall have issued any injunction, cease and desist order or similar restraint upon the performance by any of the Partners or their Affiliates of their respective obligations contemplated hereby, which injunction, order or other restraint would remain in effect at what would have otherwise been the effective time of the Construction Capital Closing;




                                      52
LP Agreement

         (vii) Partnership Opinion. The Partners shall have received an opinion, dated the Construction Capital Closing Date, of Richards, Layton and Finger as special Delaware counsel to the Columbia Partners to the effect that the Partnership was duly formed and validly exists as a limited partnership under the Act; and
         (viii) Budget and Plan. The General Partners shall have agreed on an Approved Budget and Project Construction Plan for the Initial Project.
         (b) Conditions to the PEPCO Partners' Obligations. The obligation of each PEPCO Partner to perform its obligations hereunder at the Construction Capital Closing shall be subject to the satisfaction, or waiver in writing by the PEPCO Partners, on or prior to the Construction Capital Closing, of each of the following conditions:
         (i) Representations and Warranties/Officer's Certificate. The representations and warranties of the Columbia Partners set forth in
         Section 16.14 hereof shall be true and correct in all material respects as of the effective time of the Construction Capital Closing as though made on and at the Construction Capital Closing, except to the extent that such representations and warranties may relate solely to an earlier time, in which case such representations and warranties shall have been true and correct on and as of such earlier time, and the PEPCO Partners shall have received a certificate signed by the Presidents of the Columbia Partners to that effect;
         (ii) Performance of Obligations of the Columbia Partners. The Columbia Partners shall have performed all obligations required to be performed by the Columbia Partners under this LP Agreement prior to the Construction Capital Closing Date;
         (iii) Corporate Authorization. The Columbia Partners shall have certified in writing that all corporate action necessary to authorize the execution, delivery and performance of this LP Agreement and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by the Boards of Directors and stockholders of the Columbia Partners;
         (iv) Acceptance of the PEPCO Partners' Counsel. The form and substance of all legal matters contemplated hereby and all papers delivered hereunder shall be acceptable to the PEPCO Partners' respective counsel.
         (c) Conditions to the Columbia Partners' Obligations. The obligation of each Columbia Partner to perform its obligations under this LP Agreement at the Construction Capital Closing shall be subject to the satisfaction, or waiver in writing by the Columbia Partners, at or prior to the Construction Capital Closing, of each of the following conditions:
         (i) Representations and Warranties Officer's Certificate. The representations and warranties of the PEPCO Partners set forth in
         Section 16.14 hereof shall be true and correct in all material respects as of the effective time of the Construction Capital Closing as though made on and at the Construction




                                      53
LP Agreement

         Capital Closing, except to the extent that such representations and warranties may relate solely to an earlier time, in which case such representations and warranties shall have been true and correct on and as of such earlier time, and the Columbia Partners shall have received a certificate signed by the Presidents of the PEPCO Partners to that effect;
         (ii) Performance of Obligations of the PEPCO Partners. The PEPCO Partners shall have performed all obligations required to be performed by the PEPCO Partners under this LP Agreement prior to the Construction Capital Closing Date;
         (iii) Corporate Authorization. The PEPCO Partners shall have certified in writing that all corporate action necessary to authorize the execution, delivery and performance of this LP Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the Boards of Directors and stockholders of the PEPCO Partners;
         (iv) Acceptance of the Columbia Partners' Counsel. The form and substance of all legal matters contemplated hereby and all papers delivered hereunder shall be acceptable to the Columbia Partners' respective counsel.
         Section 18.03. Construction Capital Closing.
         (a) Time and Place. The closing for the purpose of consummating the transactions contemplated by this LP Agreement (the "Construction
Capital Closing") shall, unless another date or place is agreed to in writing by the Parties hereto, take place at 20 Montchanin Road, Wilmington, Delaware 19807, on such date (the "Construction Capital Closing Date") which shall be the thirtieth (30th) day after the date which is the latest to occur of (i) the Partnership's acceptance of the Initial FERC Certificate, or (ii) the PEPCO Partners' and the Columbia Partners' respective receipt of Final Regulatory Approvals, or at such other time as the PEPCO Partners and the Columbia Partners shall mutually agree to in writing.
         (b) Events of Termination. The Partners' obligations to proceed to the Construction Capital Closing may be terminated at any time prior to the effective time of the Construction Capital Closing upon the happening of any one or more of the following events ("Events of Termination"):
         (i) by mutual written agreement executed by all of the Partners;
         (ii) by the PEPCO Partners, upon written Notice to the Columbia Partners, if as of the scheduled or otherwise agreed to Construction Capital Closing Date the conditions to the PEPCO Partners' obligations specified in Sections 18.02(a) or 18.02(b) hereof have not been satisfied and shall not have been waived in writing by the PEPCO Partners, unless and to the extent that the failure to satisfy such condition is the result of a material breach by the PEPCO Partners of any agreement, representation, warranty or covenant made or contained in this LP Agreement;




                                      54
LP Agreement

         (iii) by the Columbia Partners, upon written Notice to the PEPCO Partners, if as of the scheduled or otherwise agreed to Construction Capital Closing Date the conditions specified in Sections 18.02(a) and 18.02(c) hereof have not been satisfied and shall not have been waived in writing by the Columbia Partners, unless and to the extent that the failure to satisfy such condition is the result of a material breach by the Columbia Partners of any agreement, representation, warranty or covenant made or contained in this LP Agreement;
         (iv) by the Columbia Partners or the PEPCO Partners, upon written Notice to the other Partners of their withdrawal from the Partnership in accordance with Section 18.01(a) or (b);
         (v) by any Partner hereto, upon written Notice to the other Partners of such Partner's election to withdraw from the Partnership pursuant to Section 17.02(c); or
         (vi) by any Partner hereto, upon written Notice to the other Partners if the Construction Capital Closing does not occur on or prior to October 28, 1998.
         (c) Effect of Termination. Upon the happening of an Event of Termination, any Partner may withdraw from the Partnership and, unless the remaining Partners take appropriate action hereunder and under the Act to continue the Partnership, the Partnership shall be dissolved and its affairs would up on accordance herewith and with the Act.
         Section 18.04 Expenses. Whether or not there occurs an Event of Termination prior to the Construction Capital Closing, each Partner shall bear its own expenses in connection with its (i) obtaining any consents or approvals in connection herewith, (ii) drafting, review, negotiation and performance of the Transaction Documents and (iii) due diligence, provided, however, that upon the Construction Capital Closing, the Partnership shall bear all out-of-pocket costs in connection with the conveyance of the Facility and perfection of the security interests securing repayment of Loan, including, without limitation, all transfer taxes, recording fees, title insurance premiums, and the fees and disbursements of any counsel retained by or on behalf of the Partnership in connection therewith, provided that the retention of such counsel was approved in advance by the General Partners.




                                      55
LP Agreement

         IN WITNESS WHEREOF, the Parties hereto have executed this LP Agreement as of the date first above stated.

                                                GENERAL PARTNERS:

                                                CLNG CORPORATION


                                                By:----------------------------
                                                Name:
                                                Title:


                                                COVE POINT ENERGY COMPANY, INC.


                                                By:----------------------------
                                                Name:
                                                Title:


                                                 LIMITED PARTNERS:

                                                 COLUMBIA LNG CORPORATION


                                                 By:---------------------------
                                                 Name:
                                                 Title:


                                                 PEPCO ENERGY COMPANY, INC.


                                                 By:---------------------------
                                                 Name:
                                                 Title:









                                      56
LP Agreement